Exhibit 99.2

CITIGROUP—QUARTERLY FINANCIAL DATA SUPPLEMENT	1Q07

Page Number
Citigroup Consolidated
Financial Summary	1
Segment Income:
Product View	2
Regional View	3
Segment Net Revenues:
Product View	4
Regional View	5
Consolidated Statement of Income	6
Consolidated Balance Sheet	7
Segment Detail
Global Consumer:	8 - 9
U.S.
U.S. Cards	10 - 11
U.S. Retail Distribution	12 - 13
U.S. Consumer Lending	14 - 15
U.S. Commercial Business	16
International
International Cards	17 - 18
International Consumer Finance	19 - 20
International Retail Banking	21 - 22
Markets & Banking:	23
Income Statement	24
Revenue Details	25
Securities and Banking	26
Transaction Services	27
Global Wealth Management:	28
Smith Barney	29
Private Bank	30

Alternative Investments	31

Citigroup Supplemental Detail
Return on Capital	32
Average Balances—Yields	33
Consumer Loan Delinquency Amounts, Net Credit Losses and Ratios	34
Allowance for Credit Losses:
Total Citigroup	35
Consumer Loans	36
Corporate Loans	37
Components of Provision for Loan Losses	38
Non-Performing Assets	39

CITIGROUP—FINANCIAL SUMMARY (In millions of dollars, except per share amounts)

Citi, the leading global financial services company, has more than 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions a complete range of financial products and services.

							1Q07 vs.
	1Q	2Q	3Q	4Q	1Q		1Q06 Increase/
	2006	2006	2006	2006	2007		(Decrease)

Income from Continuing Operations	$5,555	$5,262	$5,303	$5,129	$5,012		(10)%
Discontinued Operations, After-tax	84	3	202	—	—		(100)%
Net Income	$5,639	$5,265	$5,505	$5,129	$5,012		(11)%

Diluted Earnings Per Share:
Income from Continuing Operations	$1.11	$1.05	$1.06	$1.03	$1.01		(9)%
Net Income	$1.12	$1.05	$1.10	$1.03	$1.01		(10)%

Adjusted weighted average common shares applicable to Diluted EPS (in millions)	5,007.9	4,990.0	4,978.6	4,967.7	4,967.9

Preferred Dividends—Diluted	$16	$16	$16	$16	$16

Common Shares Outstanding, at period end (in millions)	4,971.2	4,943.9	4,913.7	4,912.0	4,946.4

Tier 1 Capital Ratio	8.60%	8.51%	8.64%	8.59%	8.2	%*
Total Capital Ratio	11.80%	11.68%	11.88%	11.65%	11.4	%*
Leverage Ratio	5.22%	5.19%	5.24%	5.16%	4.7	%*

Total Assets, at period end (in billions)	$1,586.2	$1,626.6	$1,746.2	$1,884.3	$2,020.8	*
Stockholders’ Equity, at period end (in billions)	$114.4	$115.4	$117.9	$119.8	$122.1	*
Equity and Trust Securities, at period end (in billions)	$120.6	$122.0	$125.9	$129.4	$131.5	*

Book Value Per Share, at period end	$22.82	$23.15	$23.78	$24.18	$24.48	*

Return on Common Equity (Net Income)	20.3%	18.6%	18.9%	17.2%	17.1%

Return on Risk Capital (Income from Continuing Operations)	41%	38%	37%	35%	31%

* Preliminary

CITIGROUP—NET INCOME PRODUCT VIEW (In millions of dollars)

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)
Global Consumer:

U.S. Cards	$926	$878	$1,085	$1,001	$897	(3)%
U.S. Retail Distribution	515	568	481	463	388	(25)%
U.S. Consumer Lending	437	470	521	484	359	(18)%
U.S. Commercial Business	126	138	151	146	121	(4)%

Total U.S. Consumer(1)	2,004	2,054	2,238	2,094	1,765	(12)%

International Cards	291	328	287	231	388	33%
International Consumer Finance	168	173	50	(351)	25	(85)%
International Retail Banking	677	714	701	748	540	(20)%

Total International Consumer	1,136	1,215	1,038	628	953	(16)%

Other	(67)	(92)	(81)	(111)	(85)	(27)%

Total Global Consumer	3,073	3,177	3,195	2,611	2,633	(14)%

Markets & Banking:
Securities and Banking	1,618	1,412	1,344	1,389	2,173	34%
Transaction Services	323	340	385	378	447	38%
Other	(12)	(29)	(8)	(13)	1	NM

Total Markets & Banking	1,929	1,723	1,721	1,754	2,621	36%

Global Wealth Management:
Smith Barney	168	238	294	305	324	93%
Private Bank	119	109	105	106	124	4%

Total Global Wealth Management	287	347	399	411	448	56%

Alternative Investments	353	257	117	549	222	(37)%

Corporate / Other(2)	(87)	(242)	(129)	(196)	(912)	NM

Income From Continuing Operations	5,555	5,262	5,303	5,129	5,012	(10)%

Discontinued Operations(3)	84	3	202	—	—

Net Income	$5,639	$5,265	$5,505	$5,129	$5,012	(11)%

(1)             U.S. disclosure includes Canada and Puerto Rico.

(2)             The 2007 first quarter includes a $1,377 million ($871 million after-tax) Restructuring charge related to the Company's Structural Expense Initiatives project announced on April 11, 2007.

(3)             Discontinued Operations relates to residual items from the Company's sale of Citigroup's Travelers Life & Annuity which closed during the 2005 third quarter and the Company's sale of substantially all of its Asset Management business which closed during the 2005 fourth quarter.

NM  Not meaningful

Reclassified to conform to the current period's presentation.

CITIGROUP—NET INCOME REGIONAL VIEW (In millions of dollars)

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)
U.S. (1)
Global Consumer	$1,937	$1,962	$2,157	$1,983	$1,680	(13)%
Markets & Banking	515	747	540	407	999	94%
Global Wealth Management	228	290	342	350	361	58%

Total U.S.	2,680	2,999	3,039	2,740	3,040	13%

Mexico
Global Consumer	358	375	395	477	372	4%
Markets & Banking	78	88	95	85	114	46%
Global Wealth Management	8	10	9	9	12	50%

Total Mexico	444	473	499	571	498	12%

Europe, Middle East and Africa (EMEA)
Global Consumer	185	215	213	112	83	(55)%
Markets & Banking	635	342	489	545	694	9%
Global Wealth Management	3	5	7	8	7	NM

Total EMEA	823	562	709	665	784	(5)%

Japan
Global Consumer	188	178	79	(326)	45	(76)%
Markets & Banking	85	72	38	77	35	(59)%
Global Wealth Management	—	—	—	—	—	—

Total Japan	273	250	117	(249)	80	(71)%

Asia (excluding Japan)
Global Consumer	347	359	328	332	383	10%
Markets & Banking	414	336	391	510	561	36%
Global Wealth Management	45	40	38	40	65	44%

Total Asia	806	735	757	882	1,009	25%

Latin America
Global Consumer	58	88	23	33	70	21%
Markets & Banking	202	138	168	130	218	8%
Global Wealth Management	3	2	3	4	3	—

Total Latin America	263	228	194	167	291	11%

Alternative Investments	353	257	117	549	222	(37)%
Corporate / Other	(87)	(242)	(129)	(196)	(912)	NM

Income From Continuing Operations	5,555	5,262	5,303	5,129	5,012	(10)%

Discontinued Operations	84	3	202	—	—

Net Income	$5,639	$5,265	$5,505	$5,129	$5,012	(11)%

Total International	$2,609	$2,248	$2,276	$2,036	$2,662	2%

(1)    Excludes Alternative Investments and Corporate / Other which are predominantly related to the U.S.  The U.S. regional disclosure includes Canada and Puerto Rico.  Global Consumer for the U.S. includes Other Consumer.

NM  Not meaningful

Reclassified to conform to the current period’s presentation.

CITIGROUP—NET REVENUES PRODUCT VIEW (In millions of dollars)

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	Decrease
Global Consumer:

U.S. Cards	$3,234	$3,251	$3,452	$3,571	$3,294	2%
U.S. Retail Distribution	2,296	2,499	2,382	2,407	2,426	6%
U.S. Consumer Lending	1,260	1,307	1,481	1,471	1,551	23%
U.S. Commercial Business	470	516	489	508	443	(6)%
Total U.S. Consumer(1)	7,260	7,573	7,804	7,957	7,714	6%

International Cards	1,280	1,510	1,519	1,650	1,739	36%
International Consumer Finance	962	1,009	998	349	890	(7)%
International Retail Banking	2,467	2,555	2,550	2,946	2,759	12%
Total International Consumer	4,709	5,074	5,067	4,945	5,388	14%

Other	(14)	(19)	(37)	(20)	4	NM

Total Global Consumer	11,955	12,628	12,834	12,882	13,106	10%

Markets & Banking:

Securities and Banking	5,896	5,269	4,567	5,486	7,313	24%
Transaction Services	1,382	1,495	1,500	1,594	1,645	19%
Other	1	(3)	—	—	(1)	NM

Total Markets & Banking	7,279	6,761	6,067	7,080	8,957	23%

Global Wealth Management:
Smith Barney	1,987	1,990	1,994	2,189	2,246	13%
Private Bank	496	502	492	527	572	15%

Total Global Wealth Management	2,483	2,492	2,486	2,716	2,818	13%

Alternative Investments	675	584	334	1,308	562	(17)%

Corporate / Other	(209)	(283)	(299)	(158)	16	NM

Total Net Revenues	$22,183	$22,182	$21,422	$23,828	$25,459	15%

(1)    U.S. disclosure includes Canada and Puerto Rico.

NM  Not meaningful

Reclassified to conform to the current period’s presentation.

CITIGROUP—NET REVENUES REGIONAL VIEW (In millions of dollars)

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

U.S.(1)
Global Consumer	$7,246	$7,554	$7,767	$7,937	$7,718	7%
Markets & Banking	2,923	2,803	2,007	2,422	3,714	27%
Global Wealth Management	2,154	2,149	2,153	2,337	2,385	11%

Total U.S.	12,323	12,506	11,927	12,696	13,817	12%

Mexico
Global Consumer	1,149	1,192	1,238	1,612	1,377	20%
Markets & Banking	186	199	197	199	227	22%
Global Wealth Management	31	33	32	33	36	16%

Total Mexico	1,366	1,424	1,467	1,844	1,640	20%

Europe, Middle East and Africa (EMEA)
Global Consumer	1,270	1,360	1,353	1,404	1,446	14%
Markets & Banking	2,296	2,043	2,166	2,252	2,827	23%
Global Wealth Management	75	83	83	90	108	44%

Total EMEA	3,641	3,486	3,602	3,746	4,381	20%

Japan
Global Consumer	775	807	782	91	615	(21)%
Markets & Banking	296	269	177	310	212	(28)%
Global Wealth Management	—	—	—	—	—	—

Total Japan	1,071	1,076	959	401	827	(23)%

Asia (excluding Japan)
Global Consumer	1,189	1,244	1,209	1,291	1,359	14%
Markets & Banking	1,132	1,062	1,080	1,440	1,404	24%
Global Wealth Management	180	181	171	206	234	30%

Total Asia	2,501	2,487	2,460	2,937	2,997	20%

Latin America
Global Consumer	326	471	485	547	591	81%
Markets & Banking	446	385	440	457	573	28%
Global Wealth Management	43	46	47	50	55	28%

Total Latin America	815	902	972	1,054	1,219	50%

Alternative Investments	675	584	334	1,308	562	(17)%
Corporate / Other	(209)	(283)	(299)	(158)	16	NM

Total Net Revenues	$22,183	$22,182	$21,422	$23,828	$25,459	15%

Total International	$9,394	$9,375	$9,460	$9,982	$11,064	18%

(1)             Excludes Alternative Investments and Corporate / Other which are predominantly related to the U.S. The U.S. regional disclosure includes Canada and Puerto Rico. Global Consumer for the U.S. includes Other Consumer.

NM Not meaningful

Reclassified to conform to the current period’s presentation.

CITIGROUP CONSOLIDATED STATEMENT OF INCOME (In millions of dollars)

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)
Revenues
Interest revenue	$21,873	$23,572	$24,729	$26,257	$28,132	29%
Interest expense	12,107	13,717	14,901	16,218	17,562	45%
Net interest revenue	9,766	9,855	9,828	10,039	10,570	8%
Insurance premiums	770	800	819	813	838	9%
Commissions and fees	5,188	5,331	4,007	5,009	5,773	11%
Principal transactions	2,117	1,703	1,927	1,961	2,997	42%
Administrative and other fiduciary fees	1,705	1,707	1,670	1,852	1,949	14%
Realized gains (losses) from sales of investments	379	302	304	806	473	25%
Other revenue	2,258	2,484	2,867	3,348	2,859	27%
Total non-interest revenues	12,417	12,327	11,594	13,789	14,889	20%

Total revenues, net of interest expense	22,183	22,182	21,422	23,828	25,459	15%

Provisions for Credit Losses and for Benefits and Claims
Policyholder benefits and claims	227	231	274	235	261	15%
Provision for loan losses	1,396	1,436	1,793	2,113	2,706	94%
Provision for unfunded lending commitments	50	150	50	—	—	(100)%
Total provisions for credit losses and for benefits and claims	1,673	1,817	2,117	2,348	2,967	77%

Operating Expenses
Compensation and benefits	8,263	7,374	6,718	7,922	8,699	5%
Net occupancy expense	1,382	1,411	1,435	1,613	1,529	11%
Technology / communication expense	886	934	948	994	979	10%
Advertising and marketing expense	603	652	574	734	617	2%
Restructuring-related items	—	—	—	—	1,377	—
Other operating	2,224	2,398	2,261	2,695	2,370	7%
Total operating expenses	13,358	12,769	11,936	13,958	15,571	17%

Income from Continuing Operations before Income Taxes and Minority Interest	7,152	7,596	7,369	7,522	6,921	(3)%
Provision for income taxes	1,537	2,303	2,020	2,241	1,862	21%
Minority interest, net of income taxes	60	31	46	152	47	(22)%

Income from Continuing Operations	5,555	5,262	5,303	5,129	5,012	(10)%

Discontinued Operations (1)
Income from Discontinued Operations	1	—	26	—	—
Gain on Sale	21	—	198	—	—
Provision for income taxes and minority interest, net of taxes	(62)	(3)	22	—	—

Income from Discontinued Operations, net	84	3	202	—	—

Net Income	$5,639	$5,265	$5,505	$5,129	$5,012	(11)%

(1)             Discontinued Operations relates to residual items from the Company’s sale of Citigroup’s Travelers Life & Annuity which closed during the 2005 third quarter and the Company’s sale of substantially all of its Asset Management business which closed during the 2005 fourth quarter.

Reclassified to conform to the current period’s presentation.

CITIGROUP CONSOLIDATED BALANCE SHEET (In millions of dollars)

						March 31, 2007
						vs.
	March 31,	June 30,	September 30,	December 31,	March 31,	December 31, 2006
	2006	2006	2006	2006	2007(1)	Inc (Decr)
Assets
Cash and due from banks (including segregated cash and other deposits)	$21,411	$24,311	$22,543	$26,514	$24,421	(8)%
Deposits with banks	33,220	35,868	33,939	42,522	44,906	6%
Federal funds sold and securities borrowed or purchased under agreements to resell	239,552	234,390	262,627	282,817	303,925	7%
Brokerage receivables	42,569	46,162	40,970	44,445	51,976	17%
Trading account assets	328,135	327,890	351,149	393,925	460,065	17%
Investments	193,970	194,953	251,748	273,591	286,567	5%
Loans, net of unearned income
Consumer	462,068	480,772	488,673	512,921	519,105	1%
Corporate	143,239	156,313	166,709	166,271	174,239	5%
Loans, net of unearned income	605,307	637,085	655,382	679,192	693,344	2%
Allowance for loan losses	(9,505)	(9,144)	(8,979)	(8,940)	(9,510)	(6)%
Total loans, net	595,802	627,941	646,403	670,252	683,834	2%
Goodwill	32,933	32,910	33,169	33,415	34,380	3%
Intangible assets	15,092	15,850	15,725	15,901	19,330	22%
Other assets	83,517	86,276	87,975	100,936	111,369	10%

Total assets	$1,586,201	$1,626,551	$1,746,248	$1,884,318	$2,020,773	7%

Liabilities
Non-interest-bearing deposits in U.S. offices	$37,885	$38,018	$36,358	$38,615	$39,296	2%
Interest-bearing deposits in U.S. offices	176,032	177,385	183,467	195,002	198,840	2%
Non-interest-bearing deposits in offices outside the U.S.	34,323	32,981	32,721	35,149	36,328	3%
Interest-bearing deposits in offices outside the U.S.	379,118	397,421	416,732	443,275	464,057	5%

Total deposits	627,358	645,805	669,278	712,041	738,521	4%
Federal funds purchased and securities loaned or sold under agreements to repurchase	279,540	264,494	320,095	349,235	393,670	13%
Brokerage payables	70,214	74,970	97,229	85,119	88,722	4%
Trading account liabilities	144,888	142,983	138,876	145,887	173,902	19%
Short-term borrowings	58,130	72,581	70,501	100,833	111,179	10%
Long-term debt	227,165	239,557	260,089	288,494	310,768	8%
Other liabilities(2)	64,488	70,733	72,315	82,926	81,928	(1)%
Total liabilities	1,471,783	1,511,123	1,628,383	1,764,535	1,898,690	8%

Stockholders’ equity
Preferred Stock	1,000	1,000	1,000	1,000	1,000	—
Common Stock	55	55	55	55	55	—
Additional paid-in capital	17,119	17,426	17,825	18,253	17,341	(5)%
Retained earnings	120,703	123,497	126,544	129,267	131,395	2%
Treasury stock	(21,753)	(23,199)	(24,737)	(25,092)	(23,833)	5%
Accumulated other comprehensive income (loss)	(2,706)	(3,351)	(2,822)	(3,700)	(3,875)	(5)%

Total stockholders’ equity	114,418	115,428	117,865	119,783	122,083	2%

Total liabilities and stockholders’ equity	$1,586,201	$1,626,551	$1,746,248	$1,884,318	$2,020,773	7%

(1)             Preliminary.

(2)             Includes allowance for credit losses for letters of credit and unfunded lending commitments of $900 million, $1,050 million, $1,100 million, and $1,100 million for the first, second, third, and fourth quarters of 2006, respectively, and $1,100 million for the first quarter of 2007.

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER Page 1 (In millions of dollars)

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)
Global Consumer:

Net Interest Revenue	$7,224	$7,481	$7,523	$7,073	$7,644	6%
Non-Interest Revenue	4,731	5,147	5,311	5,809	5,462	15%

Total Revenues, Net of Interest Expense	11,955	12,628	12,834	12,882	13,106	10%

Total Operating Expenses	6,357	6,379	6,316	6,881	6,760	6%
Provisions for Loan Losses and for Benefits and Claims	1,668	1,649	1,994	2,268	2,686	61%

Income Before Taxes and Minority Interest	3,930	4,600	4,524	3,733	3,660	(7)%
Income Taxes	847	1,400	1,312	1,107	1,017	20%
Minority Interest, Net of Tax	10	23	17	15	10	—

Net Income	$3,073	$3,177	$3,195	$2,611	$2,633	(14)%

Key Indicators (in billions of dollars):

Average Managed Loans	$509.0	$526.2	$537.9	$552.7	$566.0	11%
Average Deposits	$243.6	$247.4	$253.9	$263.5	$273.4	12%
EOP Assets Under Management (AUMs)	$199.2	$197.2	$203.8	$219.6	$222.2	12%

Total Branches (actual number)	7,440	7,670	7,933	8,110	8,140	9%

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER Page 2 (In millions of dollars)

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

U.S.:
Net Interest Revenue	$4,138	$4,189	$4,141	$4,178	$4,185	1%
Non-Interest Revenue	3,122	3,384	3,663	3,779	3,529	13%

Total Revenues, Net of Interest Expense	7,260	7,573	7,804	7,957	7,714	6%
Total Operating Expenses	3,569	3,551	3,426	3,603	3,629	2%
Provisions for Loan Losses and for Benefits and Claims	901	827	962	1,110	1,470	63%

Income Before Taxes and Minority Interest	2,790	3,195	3,416	3,244	2,615	(6)%
Income Taxes	777	1,121	1,162	1,137	842	8%
Minority Interest, Net of Tax	9	20	16	13	8	(11)%

Net Income	$2,004	$2,054	$2,238	$2,094	$1,765	(12)%

Key Indicators (in billions of dollars):
Average Managed Loans	$400.8	$413.7	$421.8	$430.5	$440.0	10%
Average Deposits	$99.1	$100.8	$105.5	$113.1	$119.2	20%
EOP Assets Under Management (AUMs)	$75.0	$74.4	$76.1	$81.4	$83.3	11%
Total Branches (actual number)	3,205	3,253	3,353	3,441	3,488	9%

International:
Net Interest Revenue	$3,133	$3,343	$3,445	$2,945	$3,489	11%
Non-Interest Revenue	1,576	1,731	1,622	2,000	1,899	20%

Total Revenues, Net of Interest Expense	4,709	5,074	5,067	4,945	5,388	14%
Total Operating Expenses	2,621	2,701	2,769	3,110	2,976	14%
Provisions for Loan Losses and for Benefits and Claims	767	822	1,032	1,158	1,216	59%

Income Before Taxes and Minority Interest	1,321	1,551	1,266	677	1,196	(9)%
Income Taxes	184	333	227	47	241	31%
Minority Interest, Net of Tax	1	3	1	2	2	100%
Net Income	$1,136	$1,215	$1,038	$628	$953	(16)%

Key Indicators (in billions of dollars):
Average Loans	$108.2	$112.5	$116.1	$122.2	$126.0	16%
Average Deposits	$144.5	$146.6	$148.4	$150.4	$154.2	7%
EOP Assets Under Management (AUMs)	$124.2	$122.8	$127.7	$138.2	$138.9	12%
Total Branches (actual number)	4,235	4,417	4,580	4,669	4,652	10%

Other Consumer:
Net Interest Revenue	$(47)	$(51)	$(63)	$(50)	$(30)	36%
Non-Interest Revenue	33	32	26	30	34	3%

Total Revenues, Net of Interest Expense	(14)	(19)	(37)	(20)	4	NM
Total Operating Expenses	167	127	121	168	155	(7)%
Income Before Taxes	(181)	(146)	(158)	(188)	(151)	17%
Income Taxes	(114)	(54)	(77)	(77)	(66)	42%
Net Income	$(67)	$(92)	$(81)	$(111)	$(85)	(27)%

NM  Not meaningful

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER U.S CARDS—Page 1 (In millions of dollars)

For your convenience, an excerpt from our 2007 first quarter earnings press release is set out below. You can find the entire press release, as well as those from prior periods, on Citigroup's website at www.citigroup.com.

•      Revenues increased 2%, driven by 11% growth in non-interest revenues, reflecting a higher level of securitized receivables and a $161 million pre-tax gain on the sale of MasterCard shares.  Net interest revenues declined 14%, primarily due to a transfer of higher margin receivables to securitization trusts and net interest margin compression.  Expenses decreased 3%.

•      Average managed loans grew 1%, driven by higher reward and private label card balances, including the addition of Federated card receivables.

•      The managed net credit loss ratio increased 73 basis points to 4.63%, primarily reflecting an increase in bankruptcy filings over unusually low filing levels experienced in the prior year period.

•      Net income declined due to the absence of an $89 million tax benefit recorded on the prior year period.

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

Net Interest Revenue	$1,193	$1,167	$1,140	$1,126	$1,031	(14)%
Non-Interest Revenue	2,041	2,084	2,312	2,445	2,263	11%
Total Revenues, Net of Interest Expense(1)	3,234	3,251	3,452	3,571	3,294	2%
Total Operating Expenses	1,532	1,554	1,447	1,535	1,485	(3)%
Net Credit Losses	446	447	456	439	439	(2)%
Credit Reserve Build / (Release)	(72)	(160)	(122)	(37)	(44)	39%
Provision for Benefits & Claims	21	25	26	18	21	—
Provision for Loan Losses and for Benefits and Claims	395	312	360	420	416	5%
Income Before Taxes and Minority Interest	1,307	1,385	1,645	1,616	1,393	7%
Income Taxes and Minority Interest	381	507	560	615	496	30%
Net Income	$926	$878	$1,085	$1,001	$897	(3)%

Average Assets (in billions of dollars)	$63	$63	$64	$62	$63	—
Return on Assets	5.96%	5.59%	6.73%	6.41%	5.77%
Net Credit Loss Ratio	4.27%	4.11%	4.22%	4.30%	4.58%

Average Risk Capital	$5,563	$5,591	$5,628	$5,544	$5,452	(2)%
Return on Risk Capital	68%	63%	76%	72%	67%
Return on Invested Capital	28%	26%	32%	30%	28%

KEY INDICATORS—Managed Basis(2) (in billions of dollars)

Return on Managed Assets	2.59%	2.42%	2.91%	2.71%	2.37%

Average Managed Loans:
Securitized	$94.7	$94.5	$97.3	$99.1	$97.3	3%
Held for Sale	0.3	—	0.5	0.2	3.0	NM
On Balance Sheet	42.3	43.6	42.8	40.5	38.9	(8)%
Total Managed	$137.3	$138.1	$140.6	$139.8	$139.2	1%

Bankcards	$110.4	$110.3	$110.6	$109.2	$108.4	(2)%
Private Label	26.9	27.8	30.0	30.6	30.8	14%
Total Managed	$137.3	$138.1	$140.6	$139.8	$139.2	1%

End of Period Managed Loans:
Bankcards	$109.7	$111.3	$110.3	$111.6	$107.3	(2)%
Private Label	26.2	29.4	30.5	32.4	30.2	15%
Total	$135.9	$140.7	$140.8	$144.0	$137.5	1%

(1)             The 2006 first quarter, 2006 second quarter, 2006 third quarter, 2006 fourth quarter and 2007 first quarter include releases of $90 million, $125 million, $109 million, $74 million and $98 million, respectively, from the allowance for credit losses related to loan receivables that were securitized during the quarter.

(2)             Managed basis presentation includes results from both the on-balance sheet loans and off- balance sheet loans, and excludes the impact of card securitization activity. Managed disclosures assume that securitized loans have not been sold and present the results of the securitized loans in the same manner as the Company’s owned loans.

NM  Not meaningful

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER U.S CARDS—Page 2 (In millions of dollars)

							1Q07 vs.
		1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
		2006	2006	2006	2006	2007	(Decrease)

SUPPLEMENTAL DISCLOSURE—Managed Basis (1):

EOP Open Accounts (in millions)		131.1	144.4	151.1	153.2	150.0	14%
Purchase Sales (in billions of dollars)(2)		$68.4	$77.9	$77.0	$81.0	$72.4	6%

Managed Average Yield(3)	Bankcards	12.85%	12.52%	12.61%	12.82%	13.00%
	Private Label	19.55%	19.02%	19.14%	18.63%	18.51%
	Total	14.16%	13.83%	14.00%	14.09%	14.22%

Managed Net Interest Revenue	Bankcards	$2,471	$2,292	$2,332	$2,364	$2,248	(9)%
(in millions of dollars)(4)	Private Label	1,076	1,112	1,312	1,296	1,223	14%
	Total	$3,547	$3,404	$3,644	$3,660	$3,471	(2)%

Managed Net Interest Revenue as a % of Average Managed Loans	Bankcards	9.09%	8.33%	8.37%	8.59%	8.40%
	Private Label	16.22%	16.04%	17.35%	16.80%	16.10%
	Total	10.48%	9.89%	10.28%	10.39%	10.11%

Managed Net Credit Margin	Bankcards	$2,146	$1,942	$1,904	$1,994	$1,878	(12)%
(in millions of dollars)(5)	Private Label	617	669	792	855	716	16%
	Total	$2,763	$2,611	$2,696	$2,849	$2,594	(6)%

Managed Net Credit Margin as	Bankcards	7.88%	7.06%	6.83%	7.24%	7.03%
a % of Average Managed Loans	Private Label	9.30%	9.65%	10.47%	11.09%	9.43%
	Total	8.16%	7.58%	7.61%	8.09%	7.56%

Managed Net Credit Losses	Bankcards	$948	$1,040	$1,124	$1,116	$1,143	21%
(in millions of dollars)	Private Label	373	376	384	417	446	20%
	Total	$1,321	$1,416	$1,508	$1,533	$1,589	20%

Coincident Managed Net	Bankcards	3.49%	3.78%	4.03%	4.05%	4.27%
Credit Loss Ratio:	Private Label	5.62%	5.42%	5.08%	5.41%	5.87%
	Total	3.90%	4.11%	4.26%	4.35%	4.63%
12 Month Lagged Managed
Net Credit Loss Ratio		3.83%	4.20%	4.45%	4.46%	4.70%

Managed Loans 90+ Days Past Due	Bankcards	$1,536	$1,530	$1,580	$1,619	$1,520	(1)%
	Private Label	825	705	675	715	642	(22)%
	Total	$2,361	$2,235	$2,255	$2,334	$2,162	(8)%

% of EOP Managed Loans	Bankcards	1.40%	1.37%	1.43%	1.45%	1.42%
	Private Label	3.15%	2.40%	2.21%	2.21%	2.13%
	Total	1.74%	1.58%	1.60%	1.62%	1.57%

(1)

Managed basis presentation includes results from both the on-balance sheet loans and off- balance sheet loans, and excludes the impact of card securitization activity. Managed disclosures assume that securitized loans have not been sold and present the results of the securitized loans in the same manner as the Company’s owned loans.

(2)	Purchase Sales represents customers’ purchased sales plus cash advances.

(3)	Gross interest revenue earned divided by average managed loans.

(4)	Includes certain fees that are recorded as interest revenue.

(5)	Total Revenues, net of Interest Expense, less Net Credit Losses.

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER U.S. RETAIL DISTRIBUTION—Page 1 (In millions of dollars)

For your convenience, an excerpt from our 2007 first quarter earnings press release is set out below. You can find the entire press release, as well as those from prior periods, on Citigroup's website at www.citigroup.com.

•      Revenues increased 6%, primarily driven by increased customer business volumes. Average deposits and loans grew 22% and 12%, respectively, and investment product sales grew 21%.  Deposits in Citibank e-savings reached $12.9 billion.  Volume growth was partially offset by lower net interest margins, reflecting increased e-savings and time deposit balances.

•      Expenses increased 8% on higher customer activity and investment in new branches.  During the quarter, 30 consumer finance branches and 21 new Citibank branches were opened.  Total branches increased 9% versus the prior year.

•      Net income declined due to higher credit costs and the absence of a $51 million tax benefit recorded in the prior year period.  Higher credit costs were primarily driven by increased loan volumes, and the absence of a loan loss reserve release recorded in the prior-year period.  The net credit loss ratio increased 19 basis points to 2.85%.

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

Net Interest Revenue	$1,451	$1,497	$1,521	$1,511	$1,529	5%
Non-Interest Revenue	845	1,002	861	896	897	6%

Total Revenues, Net of Interest Expense	2,296	2,499	2,382	2,407	2,426	6%

Total Operating Expenses	1,221	1,200	1,201	1,256	1,323	8%

Net Credit Losses	279	288	282	337	335	20%
Credit Reserve Build / (Release)	(55)	(31)	(29)	(59)	(1)	98%
Provision for Benefits & Claims	163	168	193	162	188	15%

Provision for Loan Losses and for Benefits and Claims	387	425	446	440	522	35%

Income Before Taxes	688	874	735	711	581	(16)%
Income Taxes	173	306	254	248	193	12%

Net Income	$515	$568	$481	$463	$388	(25)%

Average Assets (in billions of dollars)	$66	$69	$70	$72	$74	12%
Return on Assets	3.16%	3.30%	2.73%	2.55%	2.13%

Average Risk Capital	$3,459	$3,520	$3,591	$3,638	$3,414	(1)%
Return on Risk Capital	60%	65%	53%	50%	46%
Return on Invested Capital	23%	24%	21%	20%	18%

Revenues by Business:

Citibank Branches	$737	$904	$765	$743	$781	6%
CitiFinancial Branches	1,008	1,037	1,052	1,098	1,064	6%
Primerica Financial Services	551	558	565	566	581	5%

Total Revenues, Net of Interest Expense	$2,296	$2,499	$2,382	$2,407	$2,426	6%

Net Income by Business:

Citibank Branches	$100	$165	$79	$36	$42	(58)%
CitiFinancial Branches	265	264	270	278	215	(19)%
Primerica Financial Services	150	139	132	149	131	(13)%

Total Net Income	$515	$568	$481	$463	$388	(25)%

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER U.S. RETAIL DISTRIBUTION—Page 2 (In millions of dollars)

							1Q07 vs.
		1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
		2006	2006	2006	2006	2007	(Decrease)
KEY INDICATORS:

Average Loans	Citibank Branches	$9.4	$9.8	$10.5	$10.9	$11.3	20%
(in billions of dollars)	CitiFinancial Branches	33.1	33.8	34.7	35.5	36.3	10%
	Total	$42.5	$43.6	$45.2	$46.4	$47.6	12%

Average Loans by Product	Real estate secured loans	$22.3	$23.0	$23.7	$24.3	$25.0	12%
(in billions of dollars)	Personal loans	15.2	15.5	16.2	16.7	17.1	13%
	Sales finance and other	5.0	5.1	5.3	5.4	5.5	10%
	Total	$42.5	$43.6	$45.2	$46.4	$47.6	12%

Net Interest Revenue	Citibank Branches	$501	$505	$508	$479	$517	3%
(in millions of dollars)	CitiFinancial Branches	891	933	950	972	960	8%
	Primerica Financial Services	59	59	63	60	52	(12)%
	Total	$1,451	$1,497	$1,521	$1,5111	$1,529	5%

Net Credit Loss Ratio		2.66%	2.65%	2.48%	2.88%	2.85%	2.85%

Loans 90+ Days Past Due (in millions of dollars)		$740	$717	$780	$834	$847	14%
% of EOP Loans		1.73%	1.62%	1.69%	1.73%	1.75%	1.75%

Number of Branches:	Citibank	906	892	931	972	993	10%
	CitiFinancial	2,299	2,361	2,422	2,469	2,495	9%
	Total	3,205	3,253	3,353	3,441	3,488	9%

Total EOP Accounts (in millions)	Citibank Branches	10.7	10.9	11.1	11.4	12.2	14%
	CitiFinancial Branches	5.3	5.4	5.5	5.6	5.5	4%
	Primerica Financial Services	4.9	4.9	5.0	4.8	5.0	2%
	Total	20.9	21.2	21.6	21.8	22.7	9%

Citibank Branches - Average Balances—(in billions of dollars)
Checking, Savings & Money Market Deposits		$64.1	$64.1	$64.7	$66.2	$72.3	13%
Time Deposits, CDs and Other		16.2	17.9	22.5	27.1	25.9	60%
Total Deposits(1)		$80.3	$82.0	$87.2	$93.3	$98.2	22%

Checking Accounts (in millions)		3.6	3.6	3.8	3.9	3.9	8%

EOP Investment AUMs (in billions of dollars)		$43.8	$43.1	$43.6	$47.0	$48.4	11%

Total Investment Product Sales (in billions of dollars)		$3.9	$4.1	$3.7	$3.8	$4.7	21%

Primerica Financial Services:
Life Insurance in Force (in billions of dollars)		$583.9	$596.4	$602.8	$605.5	$614.0	5%
Loan Volumes (in millions of dollars)		$1,087.0	$1,104.0	$917.0	$1,026.2	$964.2	(11)%
Mutual Fund Sales at NAV (in millions of dollars)		$971	$951	$824	$867	$1,039	7%
Variable Annuity Net Written Premiums & Deposits (in millions of dollars)		$388	$362	$345	$346	$452	16%
Investment AUMs (EOP) (in billions of dollars)		$31.2	$31.3	$32.5	$34.4	$34.9	12%

(1)  The Smith Barney Bank Deposit Program deposits are disclosed within Smith Barney in the Global Wealth Management segment.

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER U.S
CONSUMER LENDING—Page 1
(In millions of dollars)

For your convenience, an excerpt from our 2007 first quarter earnings press release is set out below. You can find the entire press release, as well as those from prior periods, on Citigroup's website at www.citigroup.com.

•      Revenues increased 23%, driven by growth in net interest revenues and net servicing revenues, and higher gains on sales of securities.  Net interest revenues increased 12%, as growth in average loans, up 16%, offset lower net interest margins.

•      Higher credit costs reflected increased net credit losses in second mortgages, and an increase in loan loss reserves due to portfolio growth, seasoning, and increased delinquencies in second mortgages.  The net credit loss ratio in real estate lending increased 14 basis points to 0.33%.

•      Net income declined 18% due to higher credit costs and the absence of a $31 million tax benefit recorded in the prior-year period.

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

Net Interest Revenue	$1,207	$1,214	$1,185	$1,235	$1,350	12%
Non-Interest Revenue	53	93	296	236	201	NM

Total Revenues, Net of Interest Expense	1,260	1,307	1,481	1,471	1,551	23%

Total Operating Expenses	453	444	450	466	491	8%

Net Credit Losses	176	160	193	258	286	63%
Credit Reserve Build / (Release)	(31)	(75)	(8)	(13)	217	NM
Provision for Benefits & Claims	(2)	1	1	—	—	100%

Provision for Loan Losses and for Benefits and Claims	143	86	186	245	503	NM

Income Before Taxes and Minority Interest	664	777	845	760	557	(16)%

Income Taxes	218	287	308	263	190	(13)%
Minority Interest, Net of Tax	9	20	16	13	8	(11)%

Net Income	$437	$470	$521	$484	$359	(18)%

Average Assets (in billions of dollars)	$209	$221	$244	$291	$313	50%

Return on Assets	0.85%	0.85%	0.85%	0.66%	0.47%

Average Risk Capital	$3,732	$3,451	$3,770	$4,766	$6,256	66%
Return on Risk Capital	47%	55%	55%	40%	23%
Return on Invested Capital	27%	30%	31%	25%	16%

Revenues by Business:
Real Estate Lending	$843	$793	$1,000	$984	$1,090	29%
Student Loans	117	202	163	150	112	(4)%
Auto	300	312	318	337	349	16%
Total Revenues, Net of Interest Expense	$1,260	$1,307	$1,481	$1,471	$1,551	23%

Net Income by Business:

Real Estate Lending	$328	$297	$389	$387	$297	(9)%
Student Loans	38	75	58	49	29	(24)%
Auto	71	98	74	48	33	(54)%
Total Net Income	$437	$470	$521	$484	$359	(18)%

NM  Not meaningful

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER U.S. CONSUMER LENDING—Page 2

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

KEY INDICATORS:

Real Estate Lending—Balances (in billions of dollars):
Average Loans	$149.6	$159.1	$163.5	$171.1	$177.5	19%
Originations	$32.4	$38.6	$35.8	$35.3	$39.6	22%
Third Party Mortgage Servicing Portfolio (EOP)	$307.4	$324.9	$353.2	$357.8	$580.2	89%
Net Servicing & Gain/(Loss) on Sale—(in millions of dollars)	$10.5	$(11.7)	$74.4	$27.1	$51.9	NM

Net Interest Revenue—(in millions of dollars)	$812	$804	$788	$825	$930	15%
NIR as a % of Average Loans (excluding NIR for MBS & Warehouse Loans)	2.13%	1.95%	1.80%	1.72%	1.89%

Net Credit Loss Ratio	0.19%	0.19%	0.19%	0.23%	0.33%

Loans 90+Days Past Due—(in millions of dollars)	$1,605	$1,524	$1,692	$1,930	$2,025	26%
% of EOP Loans	1.03%	0.94%	1.02%	1.11%	1.13%

Student Loans—Balances (in billions of dollars):
Average Loans	$24.7	$24.7	$23.2	$21.9	$22.5	(9)%
Originations	$2.9	$1.9	$4.1	$2.1	$2.8	(3)%

Net Interest Revenue—(in millions of dollars)	$104	$106	$88	$83	$85	(18)%
NIR as a % of Average Loans	1.71%	1.72%	1.50%	1.50%	1.53%

Net Credit Loss Ratio	0.03%	0.08%	0.10%	0.09%	0.07%

Loans 90+ Days Past Due—(in millions of dollars)	$729	$747	$726	$775	$879	21%
% of EOP Loans	2.95%	3.26%	3.34%	3.56%	4.19%

Auto—(in billions of dollars):
Average Loans	$12.8	$13.5	$14.3	$15.5	$16.6	30%
Originations	$2.0	$2.0	$2.4	$2.7	$3.1	55%

Net Interest Revenue—(in millions of dollars)	$291	$304	$309	$327	$335	15%
NIR as a % of Average Loans	9.22%	9.03%	8.57%	8.37%	8.18%

Net Credit Margin (NCM)—(in millions of dollars)	$196	$231	$207	$184	$210	7%
NCM as a % of Average Loans	6.21%	6.86%	5.74%	4.71%	5.13%

Net Credit Loss Ratio	3.29%	2.44%	3.08%	3.92%	3.40%

Loans 90+ Days Past Due—(in millions of dollars)	$77	$85	$138	$165	$122	58%
% of EOP Loans	0.58%	0.61%	0.93%	1.02%	0.69%

NM Not meaningful

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER U.S. COMMERCIAL BUSINESS (In millions of dollars)

For your convenience, an excerpt from our 2007 first quarter earnings press release is set out below. You can find the entire press release, as well as those from prior periods, on Citigroup's website at www.citigroup.com.

•                  Revenues declined as increased loan and deposit balances, up 8% and 12%, respectively, were offset by lower net interest margins and an increase in the mix of tax-advantaged revenues.

•                  Net income decreased 4%, as higher credit costs reflected increased net credit losses due to portfolio growth and the absence of a loan loss reserve release recorded in the prior-year period.  The tax benefit was due to an increase in tax-advantaged revenues.

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

Net Interest Revenue	$287	$311	$295	$306	$275	(4)%
Non-Interest Revenue	183	205	194	202	168	(8)%

Total Revenues, Net of Interest Expense	470	516	489	508	443	(6)%
Total Operating Expenses	363	353	328	346	330	(9)%

Net Credit Losses	14	12	8	23	19	36%
Credit Reserve Build / (Release)	(38)	(8)	(38)	(18)	10	NM

Total Provision for Loan Losses	(24)	4	(30)	5	29	NM

Income Before Taxes	131	159	191	157	84	(36)%
Income Taxes	5	21	40	11	(37)	NM

Net Income	$126	$138	$151	$146	$121	(4)%

Average Assets (in billions of dollars)	$41	$42	$44	$47	$49	20%
Return on Assets	1.25%	1.32%	1.36%	1.23%	1.00%
Average Risk Capital	$2,315	$2,235	$2,323	$2,452	$2,684	16%
Return on Risk Capital	22%	25%	26%	24%	18%
Return on Invested Capital	11%	12%	13%	12%	10%

Total Revenues, Tax Equivalent Basis(1)	$535	$582	$539	$578	$545	2%

KEY INDICATORS (in billions of dollars):

Total Deposits	$18.8	$18.8	$18.3	$19.8	$21.0	12%

Commercial Real Estate	$16.1	$16.7	$16.8	$17.3	$17.8	11%
Equipment Leasing	14.1	14.4	14.6	14.8	15.0	6%
Other	3.3	3.3	3.4	3.6	3.7	12%
Average Loans	$33.5	$34.4	$34.8	$35.7	$36.5	9%
Average Loans—Liquidating	0.4	0.3	0.2	0.1	0.1	(75)%
Average Loans—Total	$33.9	$34.7	$35.0	$35.8	$36.6	8%
Operating Leases	1.8	1.8	1.8	1.9	1.9	6%
Total Average Earning Assets	$35.7	$36.5	$36.8	$37.7	$38.5	8%

Net Credit Loss Ratio	0.17%	0.14%	0.09%	0.25%	0.21%

Loans 90+ Days Past Due—(in millions of dollars)	$151	$189	$191	$149	$195	29%
% of EOP Loans	0.44%	0.53%	0.54%	0.41%	0.52%

(1)             Includes tax-equivalent adjustments (based on the [U.S. federal statutory] tax rate of 35%) relating to income tax credits arising from affordable housing investments and for tax-exempt income from municipal bond investments.

NM  Not meaningful

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER INTERNATIONAL CARDS—Page 1 (In millions of dollars)

For your convenience, an excerpt from our 2007 first quarter earnings press release is set out below. You can find the entire press release, as well as those from prior periods, on Citigroup's website at www.citigroup.com.

•                  Revenues and net income growth was driven by higher purchase sales and average loans, up 25% and 28%, respectively, and improved net interest margins.  Results include the integration of Credicard in Brazil and the acquisition of Grupo Financiero Uno (GFU) in Central America.  Revenues also include a $66 million pre-tax gain on the sale of MasterCard shares.

•                  Expenses grew 33%, reflecting the integration of Credicard and GFU, continued investment in organic growth and higher customer activity.

•                  Credit costs increased 30%, primarily driven by target market expansion in Mexico and the integration of Credicard.  The net credit loss rate increased 135 basis points to 4.99%.

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

Net Interest Revenue	$773	$912	$964	$1,068	$1,121	45%
Non-Interest Revenue	507	598	555	582	618	22%
Total Revenues, Net of Interest Expense	1,280	1,510	1,519	1,650	1,739	36%
Total Operating Expenses	617	714	740	837	819	33%
Net Credit Losses	218	333	347	402	384	76%
Specific and Unallocated Credit Reserve Build / (Release)	94	26	59	87	22	(77)%
Total Provision for Loan Losses	312	359	406	489	406	30%
Income Before Taxes and Minority Interest	351	437	373	324	514	46%
Income Taxes and Minority Interest	60	109	86	93	126	NM
Net Income	$291	$328	$287	$231	$388	33%

Average Assets (in billions of dollars)	$28	$30	$32	$34	$38	36%
Return on Assets	4.21%	4.39%	3.56%	2.70%	4.14%
Average Risk Capital	$2,073	$2,202	$2,185	$2,301	$2,537	22%
Return on Risk Capital	57%	60%	52%	40%	62%
Return on Invested Capital	27%	29%	24%	18%	26%

Revenues by Region:
Mexico	$405	$443	$465	$513	$530	31%
EMEA	294	327	328	353	375	28%
Japan	70	74	72	72	62	(11)%
Asia (excluding Japan)	415	428	402	429	446	7%
Latin America	96	238	252	283	326	NM
Total	$1,280	$1,510	$1,519	$1,650	$1,739	36%

Net Income by Region:
Mexico	$149	$147	$133	$84	$169	13%
EMEA	32	43	55	19	46	44%
Japan	21	13	13	16	9	(57)%
Asia (excluding Japan)	54	56	73	82	98	81%
Latin America	35	69	13	30	66	89%
Total	$291	$328	$287	$231	$388	33%

NM  Not meaningful

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER INTERNATIONAL CARDS—Page 2 (In millions of dollars)

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

KEY INDICATORS (in billions of dollars)

Average Yield	18.61%	19.03%	19.20%	19.52%	19.58%

Net Interest Revenue as a % of Average Loans	12.90%	14.02%	13.91%	14.31%	14.57%

Net Credit Margin (in millions of dollars)(1)	$1,062	$1,177	$1,172	$1,248	$1,355	28%
% of Average Loans	17.72%	18.09%	16.91%	16.73%	17.61%

End of Period Loans	$24.1	$26.8	$28.1	$31.0	$32.2	34%
EOP Open Accounts (in millions)	26.7	30.1	30.6	30.9	31.7	19%
Purchase Sales(2)	$17.4	$19.7	$20.5	$23.0	$21.7	25%

Average Loans:
Mexico	$5.5	$5.6	$6.0	$6.6	$6.8	24%
EMEA	6.1	6.5	6.7	7.4	7.8	28%
Japan	1.3	1.4	1.4	1.4	1.4	8%
Asia (excluding Japan)	10.4	10.7	10.9	11.5	11.9	14%
Latin America	1.0	1.9	2.5	2.7	3.3	NM
Total	$24.3	$26.1	$27.5	$29.6	$31.2	28%

Coincident Net Credit Loss Ratio	3.64%	5.12%	5.01%	5.39%	4.99%
12 Month Lagged Net Credit Loss Ratio	4.13%	6.02%	6.06%	6.82%	6.41%

Loans 90+ Days Past Due (in millions of dollars)	$535	$643	$723	$709	$736	38%
% of EOP Loans	2.22%	2.40%	2.57%	2.29%	2.29%

(1)             Total Revenues, net of Interest Expense,  less Net Credit Losses.

(2)             Purchase Sales represents customers’ purchased sales plus cash advances.

NM  Not meaningful

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER INTERNATIONAL CONSUMER FINANCE—Page 1 (In millions of dollars)

For your convenience, an excerpt from our 2007 first quarter earnings press release is set out below. You can find the entire press release, as well as those from prior periods, on Citigroup's website at www.citigroup.com.

•                  In Japan, revenues and net income declined due to increased customer refunds and credit costs, reflecting recent changes in the operating environment and the fourth quarter 2006 passage of new consumer lending laws.  The revenue decline also reflects a narrowing of the target market.  Lower revenues were partially offset by a decline in expenses, driven by a repositioning of the business that included closing 84 branches and 101 automated loan machines during the quarter.

•                  Outside of Japan, revenues increased 23%, driven by average loan growth of 25% and stable net interest margin.  Net income declined as revenue growth was offset by increased investment spending, including the opening of 29 new branches, and an increase in credit costs due to portfolio growth.  The net credit loss ratio decreased 1 basis point to 3.26%.

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

Net Interest Revenue	$921	$971	$962	$295	$838	(9)%
Non-Interest Revenue	41	38	36	54	52	27%

Total Revenues, Net of Interest Expense	962	1,009	998	349	890	(7)%

Total Operating Expenses	419	427	406	498	407	(3)%

Net Credit Losses	319	323	389	380	430	35%
Credit Reserve Build / (Release)	(16)	17	135	25	26	NM
Provision for Benefits & Claims	1	—	(1)	1	—	(100)%

Provision for Loan Losses and for Benefits and Claims	304	340	523	406	456	50%
Income Before Taxes (Benefits)	239	242	69	(555)	27	(89)%
Income Taxes (Benefits)	71	69	19	(204)	2	(97)%
Net Income (Loss)	$168	$173	$50	$(351)	$25	(85)%

Average Assets (in billions of dollars)	$26	$27	$28	$29	$29	12%
Return on Assets	2.62%	2.57%	0.71%	(4.80)%	0.35%
Average Risk Capital	$1,165	$1,042	$1,093	$1,156	$1,183	2%
Return on Risk Capital	58%	67%	18%	(120)%	9%
Return on Invested Capital	19%	20%	6%	(30)%	3%

Revenues by Region:
Mexico	$53	$55	$62	$66	$70	32%
EMEA	184	193	191	203	203	10%
Asia (excluding Japan)	98	108	120	136	140	43%
Latin America	36	38	38	43	43	19%
sub-total	371	394	411	448	456	23%
Japan	591	615	587	(99)	434	(27)%
Total	$962	$1,009	$998	$349	$890	(7)%

Net Income (Loss) by Region:
Mexico	$10	$11	$12	$8	$10	—
EMEA	7	15	(13)	(5)	(3)	NM
Asia (excluding Japan)	16	12	15	16	13	(19)%
Latin America	—	1	(1)	(2)	(4)	—
sub-total	33	39	13	17	16	(52)%
Japan	135	134	37	(368)	9	(93)%
Total	$168	$173	$50	$(351)	$25	(85)%

NM  Not meaningful

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER INTERNATIONAL CONSUMER FINANCE—Page 2

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

KEY INDICATORS:
Average Loans by Product (in billions of dollars):
Real estate secured loans	$8.1	$8.5	$8.6	$8.9	$9.1	12%
Personal loans	13.3	14.3	14.6	15.0	15.0	13%
Auto	0.3	0.3	0.2	0.2	0.1	(67)%
Sales finance and other	0.7	0.7	0.8	0.8	0.8	14%
Total	$22.4	$23.8	$24.2	$24.9	$25.0	12%

Average Loans by Region (in billions of dollars):
Mexico	$0.3	$0.3	$0.4	$0.4	$0.4	33%
EMEA	9.6	10.4	10.5	10.9	11.0	15%
Asia (excluding Japan)	2.3	2.6	2.9	3.4	3.8	65%
Latin America	0.6	0.6	0.7	0.7	0.8	33%
sub-total	12.8	13.9	14.5	15.4	16.0	25%
Japan	9.6	9.9	9.7	9.5	9.0	(6)%
Total	$22.4	$23.8	$24.2	$24.9	$25.0	12%

Average Yield	19.06%	18.88%	18.49%	7.82%	17.08%

Net Interest Revenue as a % of Average Loans	16.67%	16.36%	15.77%	4.70%	13.59%

Net Credit Margin (NCM)—(in millions of dollars)	$643	$686	$609	$(31)	$460	(28)%
NCM as a % of Average Loans	11.64%	11.56%	9.98%	(0.49)%	7.46%

Net Credit Loss Ratio	5.78%	5.44%	6.38%	6.05%	6.98%
Net Credit Loss Ratio—Japan	9.12%	9.74%	11.26%	11.15%	13.56%

Loans 90+ Days Past Due—(in millions of dollars)	$437	$519	$575	$608	$592	35%
% of EOP Loans	1.93%	2.16%	2.37%	2.43%	2.34%

Number of Sales Points:

Mexico Branches	288	312	349	394	419	45%
EMEA Branches	306	326	339	354	306	—
Asia (excluding Japan) Branches	489	547	582	641	640	31%
Latin America Branches	180	188	213	255	253	41%

sub-total	1,263	1,373	1,483	1,644	1,618	28%

Japan Branches	325	324	324	135	51	(84)%
Japan Automated Loan Machines (ALMs)	731	809	809	809	708	(3)%
Total Japan	1,056	1,133	1,133	944	759	(28)%

Total	2,319	2,506	2,616	2,588	2,377	3%

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER INTERNATIONAL RETAIL BANKING—Page 1 (In millions of dollars)

For your convenience, an excerpt from our 2007 first quarter earnings press release is set out below. You can find the entire press release, as well as those from prior periods, on Citigroup's website at www.citigroup.com.

•                  Revenues increased 12%, driven by increased deposits and loans, up 7% and 13%, respectively, and 33% growth in investment product sales.  Loan growth was partially offset by net interest margin compression.  Loan balances grew at a double-digit pace in Asia, EMEA and Latin America.

•                  Expense growth reflected increased business volumes and continued investment spending.  During the quarter, 19 new branches were opened.

•                  Credit costs more than doubled due to an increase in loan loss reserves due to portfolio growth, the absence of loan loss reserve releases in the prior-year period, and a lower level of recoveries from portfolio sales versus the prior-year period.  The net credit loss ratio increased 17 basis points to 1.38%.

•                  Net income declined 20% reflecting higher credit costs, the absence of a $55 million tax benefit recorded in the prior-year period, and lower APB 23 tax benefits in Mexico.

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

Net Interest Revenue	$1,439	$1,460	$1,519	$1,582	$1,530	6%
Non-Interest Revenue	1,028	1,095	1,031	1,364	1,229	20%
Total Revenues, Net of Interest Expense	2,467	2,555	2,550	2,946	2,759	12%
Total Operating Expenses	1,585	1,560	1,623	1,775	1,750	10%
Net Credit Losses	184	191	141	221	238	29%
Credit Reserve Build / (Release)	(77)	(105)	(93)	(12)	64	NM
Provision for Benefits & Claims	44	37	55	54	52	18%
Provision for Loan Losses and for Benefits and Claims	151	123	103	263	354	NM
Income Before Taxes and Minority Interest	731	872	824	908	655	(10%)
Income Taxes and Minority Interest	54	158	123	160	115	NM
Net Income	$677	$714	$701	$748	$540	(20)%
Average Assets (in billions of dollars)	$119	$120	$127	$131	$132	11%
Return on Assets	2.31%	2.39%	2.19%	2.27%	1.66%
Average Risk Capital	$9,407	$9,481	$9,348	$9,641	$10,123	8%
Return on Risk Capital	29%	30%	30%	31%	22%
Return on Invested Capital	15%	16%	15%	17%	13%

Total Revenues, Net of Interest Expense:
Mexico	$691	$694	$711	$1,033	$777	12%
EMEA	792	840	834	848	868	10%
Japan	114	118	123	118	119	4%
Asia (excluding Japan)	676	708	687	726	773	14%
Latin America	194	195	195	221	222	14%
Total	$2,467	$2,555	$2,550	$2,946	$2,759	12%

Net Income (Loss) by Region:
Mexico	$199	$217	$250	$385	$193	(3)%
EMEA	146	157	171	98	40	(73)%
Japan	32	31	29	26	27	(16)%
Asia (excluding Japan)	277	291	240	234	272	(2)%
Latin America	23	18	11	5	8	(65)%
Total	$677	$714	$701	$748	$540	(20)%

KEY INDICATORS:

Net Credit Loss Ratio	1.21%	1.22%	0.87%	1.29%	1.38%

Loans 90+ Days Past Due (in millions of dollars)	$736	$680	$679	$667	$630	(14)%
% of EOP Loans	1.21%	1.08%	1.04%	0.97%	0.88%

Branches by Region:
Mexico	1,404	1,441	1,452	1,510	1,520	8%
EMEA	636	663	682	711	717	13%
Japan	25	25	25	25	25	—
Asia (excluding Japan)	403	404	405	412	403	—
Latin America	179	187	209	232	318	78%
Total	2,647	2,720	2,773	2,890	2,983	13%

NM  Not meaningful

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER INTERNATIONAL RETAIL BANKING—Page 2

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

KEY INDICATORS (Continued):

International—Balances (in billions of dollars)

Checking, Savings & Money Market Deposits	$76.8	$78.8	$77.6	$75.9	$77.2	1%
Time Deposits, CDs and Other	67.7	67.8	70.8	74.5	77.0	14%
Total Average Deposits	$144.5	$146.6	$148.4	$150.4	$154.2	7%

Investment Sales	$17.1	$18.2	$16.0	$17.7	$22.7	33%

Investment AUMs (EOP)	$90.1	$90.0	$95.2	$101.1	$112.6	25%
Other (primarily Retirement Services)	34.1	32.8	32.5	37.1	26.3	(23%)
Total AUMs	$124.2	$122.8	$127.7	$138.2	$138.9	12%

Average Customer Deposits by Region (in billions of dollars):
Mexico	$25.9	$24.9	$25.7	$25.5	$25.0	(3)%
EMEA	31.0	32.8	32.7	33.0	33.9	9%
Japan	20.8	21.1	20.9	21.0	20.9	—
Asia (excluding Japan)	59.6	60.6	61.5	62.9	65.7	10%
Latin America	7.2	7.2	7.6	8.0	8.7	21%
Total	$144.5	$146.6	$148.4	$150.4	$154.2	7%

Average Loans by Region (in billions of dollars):
Mexico	$8.2	$7.7	$7.9	$8.2	$8.3	1%
EMEA	17.4	18.6	19.0	19.8	20.2	16%
Japan	0.7	0.8	0.6	0.6	0.6	(14)%
Asia (excluding Japan)	34.1	34.4	35.6	37.6	39.0	14%
Latin America	1.1	1.1	1.3	1.5	1.7	55%
Total	$61.5	$62.6	$64.4	$67.7	$69.8	13%

Average Loans by Type (in billions of dollars):
Mortgage	$23.3	$23.2	$24.2	$25.5	$25.8	11%
Auto	2.3	2.2	2.2	2.2	2.2	(4)%
Installment / Overdraft	23.2	24.4	25.4	26.9	27.9	20%
Commercial	8.1	8.2	8.5	9.0	9.9	22%
Other Retail	4.6	4.6	4.1	4.1	4.0	(13)%
Total	$61.5	$62.6	$64.4	$67.7	$69.8	13%

EOP Accounts by Region (in millions):
Mexico	18.5	19.0	19.8	20.4	21.1	14%
EMEA	9.0	9.3	9.6	10.0	10.2	13%
Japan	2.0	2.1	2.1	2.1	2.1	5%
Asia (excluding Japan)	12.0	12.1	12.3	11.6	11.9	(1)%
Latin America	7.0	7.2	7.5	7.7	8.3	19%
Total	48.5	49.7	51.3	51.8	53.6	11%

Reclassified to conform to the current period’s presentation.

MARKETS & BANKING (In millions of dollars)

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

Markets & Banking:

Net Interest Revenue	$2,234	$2,147	$1,913	$2,198	$2,452	10%
Non-Interest Revenue	5,045	4,614	4,154	4,882	6,505	29%
Total Revenues, Net of Interest Expense	7,279	6,761	6,067	7,080	8,957	23%
Total Operating Expenses	4,757	4,158	3,622	4,582	5,111	7%
Total Provision for Credit Losses	—	173	107	79	263	—
Income Before Taxes and Minority Interest	2,522	2,430	2,338	2,419	3,583	42%
Income Taxes	574	702	598	654	947	65%
Minority Interest, Net of Tax	19	5	19	11	15	(21)%
Net Income	$1,929	$1,723	$1,721	$1,754	$2,621	36%

U.S.:
Net Interest Revenue	$858	$713	$356	$782	$710	(17)%
Non-Interest Revenue	2,065	2,090	1,651	1,640	3,004	45%
Total Revenues, Net of Interest Expense	2,923	2,803	2,007	2,422	3,714	27%
Total Operating Expenses	2,251	1,621	1,218	1,916	2,219	(1)%
Total Provision for Credit Losses	52	137	55	16	65	25%
Income Before Taxes and Minority Interest	620	1,045	734	490	1,430	NM
Income Taxes	94	301	185	85	430	NM
Minority Interest, Net of Tax	11	(3)	9	(2)	1	(91)%
Net Income	$515	$747	$540	$407	$999	94%

International:
Net Interest Revenue	$1,376	$1,434	$1,557	$1,416	$1,742	27%
Non-Interest Revenue	2,980	2,524	2,503	3,242	3,501	17%
Total Revenues, Net of Interest Expense	4,356	3,958	4,060	4,658	5,243	20%
Total Operating Expenses	2,506	2,537	2,404	2,666	2,892	15%
Total Provision for Credit Losses	(52)	36	52	63	198	NM
Income Before Taxes and Minority Interest	1,902	1,385	1,604	1,929	2,153	13%
Income Taxes	480	401	413	569	517	8%
Minority Interest, Net of Tax	8	8	10	13	14	75%
Net Income	$1,414	$976	$1,181	$1,347	$1,622	15%

NM  Not meaningful

Reclassified to conform to the current period’s presentation.

MARKETS & BANKING INCOME STATEMENT (In millions of dollars)

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)
Revenues:
Commissions and Fees	$682	$713	$555	$591	$697	2%
Administration and Other Fiduciary Fees	756	797	780	797	865	14%
Investment Banking	1,078	1,153	1,020	1,366	1,680	56%
Principal Transactions	2,150	1,425	1,434	1,598	2,673	24%
Other	379	526	365	530	590	56%
Total Non-Interest Revenues	5,045	4,614	4,154	4,882	6,505	29%
Net Interest Revenue (including Dividends)	2,234	2,147	1,913	2,198	2,452	10%
Total Revenues, Net of Interest Expense	7,279	6,761	6,067	7,080	8,957	23%
Non-Interest Expenses:
Compensation and Benefits	3,178	2,550	2,045	2,752	3,426	8%
Other Operating and Administrative Expenses	1,579	1,608	1,577	1,830	1,685	7%
Total Non-Interest Expenses	4,757	4,158	3,622	4,582	5,111	7%
Provision for Loan Losses	(50)	23	57	79	263	NM
Provision for Unfunded Lending Commitments	50	150	50	—	—	(100)%
Total Provision for Credit Losses	—	173	107	79	263	—
Income Before Taxes and Minority Interest	2,522	2,430	2,338	2,419	3,583	42%
Income Taxes	574	702	598	654	947	65%
Minority Interest, Net of Tax	19	5	19	11	15	(21)%
Net Income	$1,929	$1,723	$1,721	$1,754	$2,621	36%

Pre-tax Profit Margin	34.6%	35.9%	38.5%	34.2%	40.0%
Compensation and Benefits Expenses as a Percent of Net Revenues(1)	43.7%	37.7%	33.7%	38.9%	38.2%
Non-Compensation Expenses as a Percent of Net Revenues	21.7%	23.8%	26.0%	25.8%	18.8%

(1)             The 2006 first quarter includes $449 million (pretax) related to the adoption of SFAS 123(R).

NM  Not meaningful

Reclassified to conform to the current period’s presentation.

MARKETS & BANKING REVENUE DETAILS (In millions of dollars)

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

Revenue Details:
Investment Banking:
Advisory and Other Fees	$295	$296	$355	$383	$429	45%
Equity Underwriting	286	284	204	463	523	83%
Debt Underwriting	713	670	639	666	813	14%
Gross Investment Banking	1,294	1,250	1,198	1,512	1,765	36%
Revenue Allocated to the Global Wealth Management Segment:
Equity Underwriting	(42)	(49)	(59)	(111)	(136)	NM
Debt Underwriting	(36)	(51)	(50)	(58)	(34)	6%
Net Investment Banking	1,216	1,150	1,089	1,343	1,595	31%

Lending	411	569	481	526	561	36%
Equity Markets	1,179	945	868	900	1,483	26%
Fixed Income Markets	3,148	2,762	2,315	2,749	3,771	20%
Other Securities and Banking(1)	(58)	(157)	(186)	(32)	(97)	(67)%

Total Securities and Banking Revenues(1)	5,896	5,269	4,567	5,486	7,313	24%

Transaction Services	1,382	1,495	1,500	1,594	1,645	19%

Other	1	(3)	—	—	(1)	NM

Total Markets & Banking Revenues	$7,279	$6,761	$6,067	$7,080	$8,957	23%

(1)             Securities and Banking revenues reflect Citigroup’s portion (49%) of the results of the Nikko Citigroup Joint Venture on each respective line with an offset in Other Securities and Banking to conform to the GAAP presentation.

NM  Not meaningful

Reclassified to conform to the current period’s presentation.

MARKETS & BANKING SECURITIES AND BANKING (In millions of dollars)

For your convenience, an excerpt from our 2007 first quarter earnings press release is set out below. You can find the entire press release, as well as those from prior periods, on Citigroup's website at www.citigroup.com.

•      Fixed income markets revenues increased 20% to a record $3.8 billion, driven by improved results across all products, including interest rates and currencies, and credit and securitized products.

•      Equity markets revenues grew 26% to a record $1.5 billion on higher results in cash trading, derivatives, equity finance and prime brokerage.

•      Gross investment banking revenues were a record $1.8 billion, reflecting record equity underwriting revenues, up 83%, and record advisory and other fees, up 45%.  Net investment banking revenues increased 31% to $1.6 billion.

•      Operating expenses increased 7% due to increased staffing and higher business volumes.  The rate of growth in expenses also reflects the absence of a $346 million pre-tax charge related to SFAS 123(R) in the prior-year period.

•      Credit costs increased due to a net charge of $283 million to increase loan loss reserves.  The increase in loan loss reserves was driven by portfolio growth, which includes higher commitments to leveraged transactions and an increase in average loan tenor.

•      Net income increased 34% to a record $2.2 billion.

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

Net Interest Revenue	$1,571	$1,408	$1,139	$1,365	$1,614	3%
Non-Interest Revenue	4,325	3,861	3,428	4,121	5,699	32%

Total Revenues, Net of Interest Expense	5,896	5,269	4,567	5,486	7,313	24%
Total Operating Expenses	3,803	3,154	2,655	3,524	4,059	7%

Provision for Loan Losses	(51)	19	50	73	258	NM
Provision for Unfunded Lending Commitments	46	138	48	—	—	(100)%
Total Provision for Credit Losses	(5)	157	98	73	258	NM

Income Before Taxes and Minority Interest	2,098	1,958	1,814	1,889	2,996	43%

Income Taxes	461	541	452	490	812	76%
Minority Interest, Net of Tax	19	5	18	10	11	(42)%

Net Income	$1,618	$1,412	$1,344	$1,389	$2,173	34%

Average Risk Capital	$19,123	$20,173	$20,450	$20,817	$22,701	19%
Return on Risk Capital	34%	28%	26%	26%	39%
Return on Invested Capital	26%	21%	19%	20%	30%

Investment Banking
Global Debt, Equity and Equity-related Underwriting :
Global Volume(1)	$182,452	$164,608	$154,426	$180,858	$202,275	11%
Global Market Share	9.2%	8.5%	8.9%	8.4%	9.5%
Rank	1	1	1	1	1

U.S. Volume(1)	$112,927	$118,417	$101,593	$102,835	$136,206	21%
U.S. Market Share	10.3%	10.3%	10.0%	9.1%	11.9%
Rank	1	1	1	1	1

(1)             Full credit to book manager.  Market volumes and shares sourced from Thomson Financial Securities Data.

NM  Not meaningful

Reclassified to conform to the current period’s presentation.

MARKETS & BANKING TRANSACTION SERVICES (In millions of dollars)

For your convenience, an excerpt from our 2007 first quarter earnings press release is set out below. You can find the entire press release, as well as those from prior periods, on Citigroup's website at www.citigroup.com.

•      Revenues increased 19% to a record $1.6 billion, driven by higher customer volumes and stable net interest margins.  Liability balances grew 25% and assets under custody were up 22%.

•      Operating expenses increased 9%, primarily driven by increased business volumes, and credit remained stable.

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

Net Interest Revenue	$663	$739	$774	$833	$838	26%
Non-Interest Revenue	719	756	726	761	807	12%
Total Revenues, Net of Interest Expense	1,382	1,495	1,500	1,594	1,645	19%
Total Operating Expenses	949	989	954	1,058	1,037	9%

Provision for Loan Losses	1	4	7	6	5	NM
Provision for Unfunded Lending Commitments	4	12	2	—	—	(100)%
Total Provision for Credit Losses	5	16	9	6	5	—

Income Before Taxes and Minority Interest	428	490	537	530	603	41%
Income Taxes and Minority Interest, Net of Tax	105	150	152	152	156	49%
Net Income	$323	$340	$385	$378	$447	38%

Average Risk Capital	$1,470	$1,582	$1,517	$1,376	$1,442	(2)%
Return on Risk Capital	89%	86%	101%	109%	126%
Return on Invested Capital	50%	50%	57%	59%	67%

Revenue Details:
Cash Management	$792	$856	$894	$963	$981	24%
Securities Services	438	478	450	478	507	16%
Trade	152	161	156	153	157	3%
Total Revenues, Net of Interest Expense	$1,382	$1,495	$1,500	$1,594	$1,645	19%

Average Deposits and Other Customer Liability Balances (in billions)	$170	$191	$191	$203	$213	25%

Assets Under Custody (EOP in trillions)	$8.8	$9.3	$9.6	$10.4	$10.7	22%

NM  Not meaningful

Reclassified to conform to the current period’s presentation.

GLOBAL WEALTH MANAGEMENT (In millions of dollars)

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

Global Wealth Management:

Net Interest Revenue	$460	$444	$480	$538	$529	15%
Non-Interest Revenue	2,023	2,048	2,006	2,178	2,289	13%

Total Revenues, Net of Interest Expense	2,483	2,492	2,486	2,716	2,818	13%
Total Operating Expenses	2,055	1,961	1,894	2,096	2,102	2%
Total Provision for Loan Losses	5	8	16	(5)	17	NM
Income Before Taxes	423	523	576	625	699	65%
Income Taxes	136	176	177	214	251	85%

Net Income	$287	$347	$399	$411	$448	56%

Financial Advisors (FA) / Bankers	13,837	13,671	13,601	13,694	13,605	(2)%
Annualized Revenue per FA / Banker (in thousands)	$715	$726	$729	$796	$837	17%

Key Indicators (in billions of dollars):

Client Assets Under Fee-Based Management	$369	$363	$374	$399	$418	13%
Total Client Assets	$1,347	$1,321	$1,362	$1,438	$1,493	11%
Net Client Asset Flows	$3	$(4)	$3	$12	$6	100%
Average Deposits and Other Customer Liability Balances	$99	$100	$106	$110	$113	14%
Average Loans	$40	$42	$43	$44	$46	15%

U.S.:

Total Revenues, Net of Interest Expense	$2,154	$2,149	$2,153	$2,337	$2,385	11%
Total Operating Expenses	1,805	1,706	1,649	1,794	1,797	—
Total Provision for Loan Losses	5	5	9	(2)	11	NM
Income Before Taxes	344	438	495	545	577	68%
Income Taxes	116	148	153	195	216	86%

Net Income	$228	$290	$342	$350	$361	58%

International:

Total Revenues, Net of Interest Expense	$329	$343	$333	$379	$433	32%
Total Operating Expenses	250	255	245	302	305	22%
Total Provision for Loan Losses	—	3	7	(3)	6	—
Income Before Taxes	79	85	81	80	122	54%
Income Taxes	20	28	24	19	35	75%

Net Income	$59	$57	$57	$61	$87	47%

NM  Not meaningful

Reclassified to conform to the current period’s presentation.

GLOBAL WEALTH MANAGEMENT SMITH BARNEY (In millions of dollars)

For your convenience, an excerpt from our 2007 first quarter earnings press release is set out below. You can find the entire press release, as well as those from prior periods, on Citigroup's website at www.citigroup.com.

•                  Revenue growth was driven by a 17% increase in fee-based and net interest revenues, reflecting improved net interest margins and a continued shift toward offering fee-based advisory products and services.  Transactional revenues increased 7%, as a higher volume of new securities offerings drove increased customer trading.

•                  Assets under fee-based management increased 13% to $362 billion, driven by net client asset flows and positive market action.  Net client asset flows were $7 billion during the quarter.

•                  Net income increased 93%, driven by increased business volumes and the absence of a $129 million pre-tax charge related to SFAS 123(R) in the prior-year period.

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

Revenues:
Fee-Based and Net Interest Revenue	$1,200	$1,238	$1,305	$1,386	$1,406	17%
Commissions and Other Transactional Revenue	787	752	689	803	840	7%

Total Revenues, Net of Interest Expense	1,987	1,990	1,994	2,189	2,246	13%

Total Operating Expenses	1,720	1,624	1,565	1,710	1,724	—
Provision for Loan Losses	1	(1)	(1)	1	—	—

Income Before Taxes	266	367	430	478	522	96%
Income Taxes	98	129	136	173	198	NM

Net Income	$168	$238	$294	$305	$324	93%

Pretax Profit Margin	13%	18%	22%	22%	23%
Average Risk Capital	$1,457	$1,422	$1,436	$1,647	$1,743	20%
Return on Risk Capital	47%	67%	81%	73%	75%
Return on Invested Capital	24%	34%	41%	39%	39%

Financial Advisors	13,321	13,177	13,076	13,143	13,009	(2)%
Annualized Revenue per FA (000)	$597	$600	$606	$667	$697	17%
Branch offices	635	635	635	634	638	—

Revenues:

Net Interest Revenue	$209	$203	$247	$306	$285	36%
Non-Interest Revenue	1,778	1,787	1,747	1,883	1,961	10%

Total	$1,987	$1,990	$1,994	$2,189	$2,246	13%

Key Indicators (in billions of dollars):

Client Assets Under Fee-Based Management:

Consulting Group and Other Advisory Accounts	$189	$187	$193	$206	$213	13%
Financial Advisor Managed Accounts	130	126	129	137	149	15%

Total	$319	$313	$322	$343	$362	13%

Total Client Assets	$1,167	$1,142	$1,173	$1,230	$1,277	9%
Net Client Asset Flows	$3	$(5)	$2	$9	$7	NM
Average Deposits and Other Customer LiabilityBalances	$51	$51	$52	$50	$52	2%

NM  Not meaningful

Reclassified to conform to the current period’s presentation.

GLOBAL WEALTH MANAGEMENT PRIVATE BANK (In millions of dollars)

For your convenience, an excerpt from our 2007 first quarter earnings press release is set out below. You can find the entire press release, as well as those from prior periods, on Citigroup's website at www.citigroup.com.

•                  Revenue and net income growth was driven by a 30% increase in international revenues, reflecting strong growth in capital markets products in Asia and EMEA.  Expense growth primarily reflected increased client activity, which led to higher compensation costs.

•                  Client business volumes increased 19%, including higher client assets under fee-based management, up 12%.  Average loans increased 16%.

•                  Net income increased slightly as revenue growth was partially offset by higher credit costs and the absence of a tax benefit recorded in the prior year period.  Higher credit costs reflected portfolio growth.

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

Net Interest Revenue	$251	$241	$233	$232	$244	(3)%
Non-Interest Revenue	245	261	259	295	328	34%

Total Revenues, Net of Interest Expense	496	502	492	527	572	15%
Total Operating Expenses	335	337	329	386	378	13%
Provision for Loan Losses	4	9	17	(6)	17	NM
Income Before Taxes	157	156	146	147	177	13%
Income Taxes	38	47	41	41	53	39%

Net Income	$119	$109	$105	$106	$124	4%

Pretax Profit Margin	32%	31%	30%	28%	31%
Average Risk Capital	$1,082	$944	$928	$1,036	$1,136	5%
Return on Risk Capital	45%	46%	45%	41%	44%
Return on Invested Capital	42%	42%	41%	38%	40%

Bankers	516	494	525	551	596	16%
Annualized Revenue per Banker (in thousands)	$3,898	$3,976	$3,863	$3,918	$4,047	4%

Key Indicators (in billions of dollars):

Client Assets Under Fee-Based Management	$50	$50	$52	$56	$56	12%
Deposits and Other Customer Liability Balances	47	50	54	62	63	34%
Other, Principally Custody Accounts	83	79	83	90	97	17%

Total Client Assets	$180	$179	$189	$208	$216	20%

Loans and Unused Commitments	42	43	44	46	48	14%

Total Client Business Volumes	$222	$222	$233	$254	$264	19%

Net Client Asset Flows	$—	$1	$1	$3	$(1)	—
Average Deposits and Other Customer Liability Balances	$48	$49	$54	$60	$61	27%
Average Loans	$38	$40	$41	$42	$44	16%

Revenues:

U.S.	$210	$210	$204	$198	$201	(4)%
International	286	292	288	329	371	30%
Total	$496	$502	$492	$527	$572	15%

Net Credit Loss Ratio	(0.04%)	0.00%	0.00%	0.00%	0.00%

NM  Not meaningful

Reclassified to conform to the current period’s presentation.

ALTERNATIVE INVESTMENTS(1)
(In millions of dollars)

For your convenience, an excerpt from our 2007 first quarter earnings press release is set out below. You can find the entire press release, as well as those from prior periods, on Citigroup's website at www.citigroup.com.

•      Revenues and net income declined as double-digit growth in client revenues and private equity results was more than offset by lower revenues from hedge funds, the absence of a gain on sale of The Travelers Companies shares and a $58 million tax benefit, both recorded in the prior-year period.  Client capital under management increased 52%.

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

Total Revenues, Net of Interest Expense	$675	$584	$334	$1,308	$562	(17)%
Total Operating Expenses	181	199	137	246	180	(1)%
Provision for Loan Losses	—	(13)	—	—	1	—
Income Before Taxes and Minority Interest	494	398	197	1,062	381	(23)%
Income Taxes	111	138	70	387	138	24%
Minority Interest, Net of Tax	30	3	10	126	21	(30)%
Net Income	$353	$257	$117	$549	$222	(37)%

Average Risk Capital (in billions)	$4.5	$4.0	$4.0	$4.1	$4.1	(9)%
Return on Risk Capital	32%	26%	12%	53%	22%
Return on Invested Capital	28%	22%	8%	50%	19%

Total Revenues, Net of Interest Expense (by Business):

Client	$91	$97	$97	$178	$126	38%
Proprietary Investment Activities:
Private Equity	213	516	56	958	361	69%
Hedge Funds	107	(43)	1	146	47	(56)%
Other	264	14	180	26	28	(89)%
Total Proprietary Investment Activities	584	487	237	1,130	436	(25)%
Total	$675	$584	$334	$1,308	$562	(17)%
Total Revenues, Net of Interest Expense (by Type):
Client	$91	$97	$97	$178	$126	38%
Proprietary Investment Activities:
Fees / Dividends / Interest	49	49	58	293	35	(29)%
Realized & Unrealized Gains (including Public Mark-to-Market)	563	475	200	869	444	(21)%
Other	(28)	(37)	(21)	(32)	(43)	(54)%
Total Proprietary Investment Activities	584	487	237	1,130	436	(25)%
Total	$675	$584	$334	$1,308	$562	(17)%

Capital Under Management (in billions):

Client	$28.2	$30.6	$33.5	$38.5	$42.9	52%
Proprietary Investment Activities	11.1	11.3	10.2	10.7	10.8	(3)%
Capital Under Management	$39.3	$41.9	$43.7	$49.2	$53.7	37%

(1)             Includes Citigroup Venture Capital activities and certain other corporate investments.

Reclassified to conform to the current period’s presentation.

CITIGROUP—RETURN ON CAPITAL(1)

	Average Risk Capital ($M) (2)			Return on Risk Capital			Return on Invested Capital
	First	Fourth	First	First	Fourth	First	First	Fourth	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	2006	2006	2007	2006	2006	2007	2006	2006	2007
Global Consumer:

U.S. Cards	$5,563	$5,544	$5,452	68%	72%	67%	28%	30%	28%
U.S. Retail Distribution	3,459	3,638	3,414	60%	50%	46%	23%	20%	18%
U.S. Consumer Lending	3,732	4,766	6,256	47%	40%	24%	27%	25%	16%
U.S. Commercial Business	2,315	2,452	2,684	22%	24%	18%	11%	12%	10%
Total U.S. Consumer	15,069	16,400	17,806	54%	51%	40%	24%	24%	20%

International Cards	2,073	2,301	2,537	57%	40%	62%	27%	18%	26%
International Consumer Finance	1,165	1,156	1,187	58%	-120%	9%	19%	(30)%	3%
International Retail Banking	9,407	9,641	10,123	29%	31%	22%	15%	17%	13%
Total International Consumer	12,645	13,098	13,847	36%	19%	28%	18%	10%	14%

Other	—	—	—	—	—	—	—	—	—
Total Global Consumer	27,714	29,498	31,536	45%	35%	34%	21%	17%	17%
Markets & Banking:
Securities and Banking	19,123	20,817	22,701	34%	26%	39%	26%	20%	30%
Transaction Services	1,470	1,376	1,442	89%	109%	126%	50%	59%	67%
Other	—	—	—	—	—	—	—	—	—
Total Markets & Banking	20,593	22,193	24,143	38%	31%	44%	28%	23%	33%
Global Wealth Management:
Smith Barney	1,457	1,647	1,743	47%	73%	75%	24%	39%	39%
Private Bank	1,082	1,036	1,136	45%	41%	44%	42%	38%	41%
Total Global Wealth Management	2,539	2,683	2,879	46%	61%	63%	29%	39%	40%

Alternative Investments	4,547	4,118	4,086	32%	53%	22%	28%	50%	19%
Corporate / Other	145	(42)	3,236	NM	NM	NM	NM	NM	NM

Total Citigroup—Risk Capital (Continuing Operations)(2)(3)	$55,538	$58,450	$65,997	41%	35%	31%

Total Citigroup—Return on Invested Capital (Net Income)(2)(4)							20%	17%	17%

(1)             Risk Capital is defined as the amount of capital needed to cover unexpected economic losses during extreme events. Return on Risk Capital is defined as income divided by Risk Capital.  Return on Invested Capital is a similar calculation but includes adjustments for goodwill and intangibles in both the numerator and denominator, similar to those necessary to translate return on tangible equity to return on total equity.  Return on Risk Capital and Return on Invested Capital are on-GAAP performance measures.  Management believes Return on Risk Capital is useful to make incremental investment decisions and serves as a key metric for organic growth initiatives.  Return on Invested Capital is used for multi-year investment decisions and as a long term performance measure.

(2)             Average Risk Capital is net of the cross-sector diversification.  Average Invested Capital includes the difference between Tangible Equity and Risk Capital, which is also included in the Total Citigroup Return on Invested Capital.

(3)             On a Continuing Operations Basis.  See Notes 3 and 4 on page 2.

(4)             Total Citigroup Return on Invested Capital equals Citigroup Return on Common Equity.

NM  Not meaningful

Reclassified to conform to the current period’s presentation.

AVERAGE BALANCES AND INTEREST RATES(1)(2)(3)(4)

	Average Volumes			Interest			% Average Rate(4)
	First	Fourth	First	First	Fourth	First	First		Fourth		First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter		Quarter		Quarter
In millions of dollars	2006	2006	2007(5)	2006	2006	2007(5)	2006		2006		2007(5)
Assets:
Deposits with Banks	$34,851	$40,598	$45,306	$489	$693	$709	5.69%		6.77%		6.35%
Fed Funds Sold and Resale Agreements(6)	241,036	265,817	293,295	3,205	3,884	4,289	5.39%		5.80%		5.93%
Trading Account Assets(7)	265,749	327,374	370,251	2,700	3,368	3,930	4.12%		4.08%		4.30%
Investments (1)	191,477	266,823	284,261	2,056	3,482	3,540	4.35%		5.18%		5.05%
Consumer Loans(8)	458,391	500,478	514,383	10,352	10,854	11,491	9.16%		8.60%		9.06%
Corporate Loans	139,142	163,657	164,788	2,466	3,317	3,444	7.19%		8.04%		8.48%
Total Loans (net of Unearned Income) (8)	597,533	664,135	679,171	12,818	14,171	14,935	8.70%		8.47%		8.92%
Other Interest-Earning Assets	59,208	58,881	68,379	605	659	729	4.14%		4.44%		4.32%
Total Average Interest-Earning Assets(8)	$1,389,854	$1,623,628	$1,740,663	$21,873	$26,257	$28,132	6.38%		6.42%		6.55%

Liabilities:
Deposits	$545,099	$626,979	$648,279	$4,505	$6,177	$6,557	3.35%		3.91%		4.10%
Fed Funds Purchased and Repurchase Agreements(6)	273,233	323,579	366,373	3,899	4,834	5,483	5.79%		5.93%		6.07%
Trading Account Liabilities(7)	71,755	79,273	87,659	243	294	307	1.37%		1.47%		1.42%
Short-Term Borrowings	131,530	159,188	184,378	965	1,442	1,465	2.98%		3.59%		3.22%
Long-Term Debt	225,186	275,075	296,485	2,495	3,471	3,750	4.49%		5.01%		5.13%
Total Average Interest-Bearing Liabilities	$1,246,803	$1,464,094	$1,583,174	$12,107	$16,218	$17,562	3.94%		4.39%		4.50%

Net Interest Revenue as a % of Average Interest-Earning Assets (NIM)(8)				$9,766	$10,039	$10,570	2.85%		2.45%		2.46%

1Q07 Increase (Decrease) From							(39)	bps	1	bps

(1)             Interest Revenue excludes the taxable equivalent adjustments (based on the U.S. federal statutory tax rate of 35%) of $29 million for the 2006 first quarter, $30 million for the 2006 fourth quarter and $15 million for the 2007 first quarter.

(2)             Citigroup Average Balances and Interest Rates include both domestic and international operations.

(3)             Monthly or quarterly averages have been used by certain subsidiaries where daily averages are unavailable.

(4)             Average Rate % is calculated as annualized interest over average volumes.

(5)             Preliminary

(6)             Average volumes of securities borrowed or purchased under agreements to resell and securities loaned or sold under agreements to repurchase are reported net pursuant to FIN 41; the related interest excludes the impact of FIN 41.

(7)             Interest expense on trading account liabilities of Markets and Banking is reported as a reduction of interest revenue.  Interest revenue and interest expense on cash collateral positions are reported in trading account assets and trading account liabilities, respectively.

(8)             The 2006 fourth quarter includes a ($666) million pretax reserve related to changes in consumer lending laws in Japan.  Excluding this charge, the average rate on Consumer Loans, Total Loans, and Interest Earning Assets would have been 9.13%, 8.86% and 6.58%, respectively. Excluding the charge, Net Interest Revenue as a percent of Average Interest-Earning Assets (NIM) would have been 2.62%.

Reclassified to conform to the current period’s presentation.

CONSUMER LOAN DELINQUENCY AMOUNTS, NET CREDIT LOSSES AND RATIOS (In millions of dollars, except loan amounts in billions)

				EOP				Average
	90 Days Or More Past Due(1)			Loans	Net Credit Losses(1)			Loans
	1Q06	4Q06	1Q07	1Q07	1Q06	4Q06	1Q07	1Q07
PRODUCT VIEW:
U.S.:
U.S. Cards	$958	$718	$587	$35.9	$446	$439	$439	$38.9
Ratio	2.39%	1.61%	1.63%		4.27%	4.30%	4.58%
U.S. Retail Distribution	740	834	847	48.4	279	337	335	47.6
Ratio	1.73%	1.73%	1.75%		2.66%	2.88%	2.85%
U.S. Consumer Lending	2,411	2,870	3,026	218.6	176	258	286	216.6
Ratio	1.25%	1.36%	1.38%		0.38%	0.49%	0.53%
U.S. Commercial Business	151	149	195	37.6	14	23	19	36.6
Ratio	0.44%	0.41%	0.52%		0.17%	0.25%	0.21%

International:
International Cards	535	709	736	32.2	218	402	384	31.2
Ratio	2.22%	2.29%	2.29%		3.64%	5.39%	4.99%

International Consumer Finance	437	608	592	25.3	319	380	430	25.0
Ratio	1.93%	2.43%	2.34%		5.78%	6.05%	6.98%

International Retail Banking	736	667	630	71.3	184	221	238	69.8
Ratio	1.21%	0.97%	0.88%		1.21%	1.29%	1.38%

Global Wealth Management	12	21	10	44.6	(4)	—	—	43.6
Ratio	0.03%	0.05%	0.02%		(0.04%)	0.00%	0.00%
Other Consumer Loans	43	—	—	2.7	1	—	1	2.6
On-Balance Sheet Loans(2)	$6,023	$6,576	$6,623	$516.6	$1,633	$2,060	$2,132	$511.9
Ratio	1.31%	1.29%	1.28%		1.46%	1.64%	1.69%

Securitized Receivables (all in U.S. Cards)	1,403	1,616	1,534	99.2	871	1,094	1,150	97.3
Loans Held-for-Sale	—	—	41	2.4	4	—	—	3.0
Managed Loans(3)	$7,426	$8,192	$8,198	$618.2	$2,508	$3,154	$3,282	$612.2
Ratio	1.34%	1.34%	1.33%		1.85%	2.09%	2.17%

REGIONAL VIEW:
U.S.	$4,312	$4,584	$4,663	$371.5	$916	$1,058	$1,080	$370.2
Ratio	1.27%	1.24%	1.26%		1.11%	1.16%	1.18%

Mexico	541	625	507	16.9	106	163	182	16.5
Ratio	3.68%	3.78%	3.00%		2.87%	3.97%	4.47%

Europe, Middle East and Africa (EMEA)	487	574	582	45.7	250	303	317	44.4
Ratio	1.32%	1.32%	1.27%		2.77%	2.84%	2.89%

Japan	170	235	227	10.9	223	273	313	11.0
Ratio	1.48%	2.08%	2.08%		7.83%	9.43%	11.57%

Asia (excluding Japan)	473	439	432	63.7	136	186	164	62.7
Ratio	0.87%	0.71%	0.68%		1.01%	1.22%	1.06%

Latin America	40	119	212	7.9	2	77	76	7.1
Ratio	0.99%	1.84%	2.69%		0.21%	4.98%	4.36%
On-Balance Sheet Loans(2)	$6,023	$6,576	$6,623	$516.6	$1,633	$2,060	$2,132	$511.9
Ratio	1.31%	1.29%	1.28%		1.46%	1.64%	1.69%
Securitized Receivables (all in U.S. Cards)	1,403	1,616	1,534	99.2	871	1,094	1,150	97.3
Loans Held-for-Sale	—	—	41	2.4	4	—	—	3.0
Managed Loans(3)	$7,426	$8,192	$8,198	$618.2	$2,508	$3,154	$3,282	$612.2
Ratio	1.34%	1.34%	1.33%		1.85%	2.09%	2.17%

(1)             The ratios of 90 days or more past due and net credit losses are calculated based on end-of-period and average loans, respectively, both net of unearned income.

(2)             Total Loans and Total Average Loans exclude certain interest and fees on credit cards of approximately $2 billion and $2 billion, respectively, which are included in Consumer Loans on the Consolidated Balance Sheet.

(3)             This table presents consumer credit information on a held basis and shows the impact of securitizations to reconcile to a managed basis.  Only U.S. Cards from a product view and North America from a regional view are impacted. Managed basis reporting is a non-GAAP measure. Held basis reporting is the related GAAP measure. For a discussion of managed basis reporting see the Cards business on page 10.

Reclassified to conform to the current period’s presentation.

ALLOWANCE FOR CREDIT LOSSES TOTAL CITIGROUP (In millions of dollars)

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

Allowance for Loan Losses at Beginning of Period	$9,782	$9,505	$9,144	$8,979	$8,940

Gross Credit (Losses)	(2,183)	(2,354)	(2,362)	(2,642)	(2,667)	(22)%

Gross Recoveries	583	558	556	500	558	(4)%

Net Credit (Losses) / Recoveries (NCL’s)	(1,600)	(1,796)	(1,806)	(2,142)	(2,109)	(32)%

NCL’s	1,600	1,796	1,806	2,142	2,109	32%

Reserve Releases(1)	(301)	(442)	(336)	(175)	(67)	78%

Reserve Builds(1)	150	185	322	153	646	NM

Specific Reserve Releases / Utilizations	(81)	(87)	(15)	(17)	(28)	65%

Specific Reserve Builds	6	11	13	21	43	NM

Build(Release/Utilization)for Purchased Distressed Loan Portfolios	22	(27)	3	(11)	3	(86)%

Provision for Loan Losses	1,396	1,436	1,793	2,113	2,706	94%

Other(2)	(73)	(1)	(152)	(10)	(27)

Allowance for Loan Losses at End of Period(a)	$9,505	$9,144	$8,979	$8,940	$9,510

Corporate Allowance for Unfunded Lending Commitments(3)(a)	$900	$1,050	$1,100	$1,100	$1,100

Provision for Unfunded Lending Commitments	$50	$150	$50	$—	$—

Total Allowance for Loans, Leases and Unfunded Lending Commitments [Sum of (a)]	$10,405	$10,194	$10,079	$10,040	$10,610

Total Allowance for Loans, Leases and Unfunded Lending Commitments as a Percentage of Total Loans	1.72%	1.60%	1.54%	1.48%	1.53%

(1)

Allowance for Credit Losses represents management’s estimate of probable losses inherent in the portfolio. Attribution of the allowance is made for analytical purposes only, and the entire allowance is available to absorb probable credit losses inherent in the portfolio.

(2)

Includes all adjustments to the Allowance for Credit Losses, such as changes in the allowance from acquisitions, securitizations, foreign exchange translation, purchase accounting adjustments, etc. The significant items reported on this line for the periods presented include:

	—	For the 2007 first quarter, reductions to the credit loss reserves of $98 million related to securitizations, and the addition of $75 million related to the acquisition of Grupo Financiero Uno.

	—	For the 2006 fourth quarter, reductions to the credit loss reserves of $74 million related to securitizations.

	—	For the 2006 third quarter, reductions to the credit loss reserves of $140 million related to securitizations and portfolio sales.

	—	For the 2006 second quarter, reductions to the credit loss reserves of $125 million related to securitizations, and the addition of $84 million related to the acquisition of the Credicard portfolio.

	—	For the 2006 first quarter, reductions to the credit loss reserves of $90 million related to securitizations.

(3)	Represents additional credit reserves recorded as other liabilities on the Consolidated Balance Sheet.

NM Not meaningful

ALLOWANCE FOR CREDIT LOSSES CONSUMER LOANS(1) (In millions of dollars)

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

Allowance for Loan Losses at Beginning of Period	$6,922	$6,647	$6,311	$6,087	$6,006

Gross Credit (Losses)	(2,142)	(2,235)	(2,318)	(2,532)	(2,632)	(23)%

Gross Recoveries	509	481	503	472	500	(2)%

Net Credit (Losses) / Recoveries (NCL’s)	(1,633)	(1,754)	(1,815)	(2,060)	(2,132)	(31)%

NCL’s	1,633	1,754	1,815	2,060	2,132	31%

Reserve Releases(2)	(301)	(442)	(336)	(175)	(67)	78%

Reserve Builds(2)	150	110	247	153	346	NM

Specific Reserve Releases / Utilizations	(36)	(3)	—	(11)	(5)	86%

Specific Reserve Builds	—	7	10	1	37	—

Build(Release/Utilization)for Purchased Distressed Loan Portfolios	—	—	—	—	—	—

Provision for Loan Losses	1,446	1,426	1,736	2,028	2,443	69%

Other(3)	(88)	(8)	(145)	(49)	21

Allowance for Loan Losses at End of Period	$6,647	$6,311	$6,087	$6,006	$6,338

Net Consumer Credit (Losses) as a Percentage of Average Consumer Loans	1.46%	1.48%	1.49%	1.64%	1.69%

Consumer Allowance for Credit Losses As a Percentage of Total Consumer Loans	1.44%	1.31%	1.25%	1.17%	1.22%

(1)	Includes loans made to Global Wealth Management clients.

(2)

Allowance for Credit Losses represents management’s estimate of probable losses inherent in the portfolio.  Attribution of the allowance is made for  analytical purposes only, and the entire allowance is available to absorb probable credit losses inherent in the portfolio.

(3)

Includes all adjustments to the Allowance for Credit Losses, such as changes in the allowance from acquisitions, securitizations, foreign exchange translation, purchase accounting adjustments, etc.  The significant items reported on this line for the periods presented include:

—

For the 2007 first quarter, reductions to the credit loss reserves of $98 million related to securitizations, and the addition of $75 million related to the acquisition of Grupo Financiero Uno. The 2007 first quarter also includes $41 million related to the reorganization of the KorAm loan portfolio.

	—	For the 2006 fourth quarter, reductions to the credit loss reserves of $74 million related to securitizations.

	—	For the 2006 third quarter, reductions to the credit loss reserves of $140 million related to securitizations and portfolio sales.

	—	For the 2006 second quarter, reductions to the credit loss reserves of $125 million related to securitizations, and the addition of $84 million related to the acquisition of the Credicard portfolio.

	—	For the 2006 first quarter, reductions to the credit loss reserves of $90 million related to securitizations.

NM Not meaningful

ALLOWANCE FOR CREDIT LOSSES CORPORATE LOANS(1) (In millions of dollars)

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)

Allowance for Loan Losses at Beginning of Period	$2,860	$2,858	$2,833	$2,892	$2,934

Gross Credit (Losses)	(41)	(119)	(44)	(110)	(35)	15%
Gross Recoveries	74	77	53	28	58	(22)%

Net Credit (Losses) / Recoveries (NCL’s)	33	(42)	9	(82)	23	(30)%

NCL’s	(33)	42	(9)	82	(23)	30%
Reserve Releases(2)	—	—	—	—	—	—
Reserve Builds(2)	—	75	75	—	300	—
Specific Reserve Releases / Utilizations	(45)	(84)	(15)	(6)	(23)	49%
Specific Reserve Builds	6	4	3	20	6	—
Build(Release/Utilization)for Purchased Distressed Loan Portfolios	22	(27)	3	(11)	3	(86)%

Provision for Loan Losses	(50)	10	57	85	263	NM

Other (3)	15	7	(7)	39	(48)

Allowance for Loan Losses at End of Period (a)	$2,858	$2,833	$2,892	$2,934	$3,172

Net Corporate Credit (Losses) as a Percentage of Average Corporate Loans	NM	0.03%	NM	0.05%	NM

Corporate Allowance for Credit Losses As a Percentage of Total Corporate Loans	2.00%	1.81%	1.73%	1.76%	1.82%

Corporate Allowance for Unfunded Lending Commitments(4)(a)	$900	$1,050	$1,100	$1,100	$1,100

Provision for Unfunded Lending Commitments	$50	$150	$50	$—	$—

Total Corporate Allowance for Loans, Leases and Unfunded Lending Commitments [Sum of (a)]	$3,758	$3,883	$3,992	$4,034	$4,272

Total Allowance for Loans, Leases and Unfunded Lending Commitments as a Percentage of Total Corporate Loans	2.62%	2.48%	2.39%	2.43%	2.45%

(1)             Includes Loans related to the Alternative Investments and Corporate / Other segments.

(2)             Allowance for Credit Losses represents management’s estimate of probable losses inherent in the portfolio.  Attribution of the allowance is made for analytical purposes only, and the entire allowance is available to absorb probable credit losses inherent in the portfolio.

(3)             Includes all adjustments to the Allowance for Credit Losses, such as changes in the allowance from acquisitions, securitizations, foreign exchange translation, purchase accounting adjustments, etc.  The significant items reported on this line for the periods presented include:

—  The 2007 first quarter includes the reclassification to Consumer Loans of $41 million related to the reorganization of the KorAm loan portfolio.

(4)             Represents additional credit reserves recorded as other liabilities on the Consolidated Balance Sheet.

NM  Not meaningful

CITIGROUP — COMPONENTS OF PROVISION FOR LOAN LOSSES (In millions of dollars)

						1Q07 vs.
	1Q	2Q	3Q	4Q	1Q	1Q06 Increase/
	2006	2006	2006	2006	2007	(Decrease)
U.S. Cards
Net Credit Losses	$446	$447	$456	$439	$439	(2)%
Credit Reserve Build / (Release)	(72)	(160)	(122)	(37)	(44)	39%

U.S. Retail Distribution
Net Credit Losses	279	288	282	337	335	20%
Credit Reserve Build / (Release)	(55)	(31)	(29)	(59)	(1)	98%

U.S. Consumer Lending
Net Credit Losses	176	160	193	258	286	63%
Credit Reserve Build / (Release)	(31)	(75)	(8)	(13)	217	NM

U.S. Commercial Business
Net Credit Losses	14	12	8	23	19	36%
Credit Reserve Build / (Release)	(38)	(8)	(38)	(18)	10	NM

International Cards
Net Credit Losses	218	333	347	402	384	76%
Credit Reserve Build / (Release)	94	26	59	87	22	(77)%

International Consumer Finance
Net Credit Losses	319	323	389	380	430	35%
Credit Reserve Build / (Release)	(16)	17	135	25	26	NM

International Retail Banking
Net Credit Losses	184	191	141	221	238	29%
Credit Reserve Build / (Release)	(77)	(105)	(93)	(12)	64	NM

Global Wealth Management:

Smith Barney
Net Credit Losses	—	—	—	—	—	—
Credit Reserve Build / (Release)	1	(1)	(1)	1	—	—

Private Bank
Net Credit Losses	(4)	—	—	—	—	100%
Credit Reserve Build / (Release)	8	9	17	(6)	17	NM

Other	—	—	—	—	1	—

Consumer Provision for Loan Losses	1,446	1,426	1,736	2,028	2,443	69%

Markets & Banking:

Securities and Banking
Net Credit Losses	(34)	37	(11)	70	(28)	18%
Credit Reserve Build / (Release)	(17)	(18)	61	3	286	NM

Transaction Services
Net Credit Losses	1	18	2	6	5	NM
Credit Reserve Build / (Release)	—	(14)	5	—	—	—

Other	—	—	—	—	—	—

Alternative Investments

Net Credit Losses	—	(13)	—	—	1	—

Corporate / Other

Net Credit Losses	—	—	—	6	(1)	—

Corporate Provision for Loan Losses	(50)	10	57	85	263	NM

Total Provision for Loan Losses	$1,396	$1,436	$1,793	$2,113	$2,706	94%

NM  Not meaningful

Reclassified to conform to the current period’s presentation.

NON-PERFORMING ASSETS (In millions of dollars)

	1Q	2Q	3Q	4Q	1Q
	2006	2006	2006	2006	2007
CASH-BASIS AND RENEGOTIATED LOANS
Corporate Cash-Basis Loans
Collateral Dependent (at lower of cost or collateral value)	$—	$—	$15	$19	$19
Other	821	799	677	516	481

Total Corporate Cash-Basis Loans(1)	$821	$799	$692	$535	$500

Corporate Cash-Basis Loans
JENA(2)	$151	$249	$218	$128	$118
Other International(3)	670	550	474	407	382

Total Corporate Cash-Basis Loans(1)	$821	$799	$692	$535	$500

Corporate Cash-Basis Loans as a % of Total Corporate Loans(1)	0.57%	0.51%	0.42%	0.32%	0.29%

Total Consumer Cash-Basis Loans	$3,752	$3,857	$4,189	$4,512	$4,578

Renegotiated Loans (includes Corporate and Commercial Business Loans)	$30	$23	$23	$22	$26

OTHER REAL ESTATE OWNED AND OTHER REPOSSESSED ASSETS

Consumer	$322	$324	$356	$385	$461
Markets & Banking	144	171	193	316	348

TOTAL OTHER REAL ESTATE OWNED (4)	$466	$495	$549	$701	$809

OTHER REPOSSESSED ASSETS (5)	$52	$53	$62	$75	$77

(1)             Excludes purchased distressed loans that are accreting interest.  The carrying value of these loans was: $1,217 million at March 31, 2006, $1,171 million at June 30,2006, $1,089 million at September 30, 2006, $949 million at December 31, 2006 and $957 million at March 31, 2007.

(2)             JENA includes Japan, Western Europe and North America.

(3)             Other International includes Asia (excluding Japan), Mexico, Latin America, Central and Eastern Europe, the Middle East and Africa.

(4)             Represents repossessed real estate, carried at lower of cost or fair value, less costs to sell.

(5)             Primarily transportation equipment, carried at lower of cost or fair value, less costs to sell.